                                                                    EXHIBIT 10.1

                    INTERNATIONAL REVOLVING CREDIT AGREEMENT

                            Dated as of July 23, 2004

                                      among

                                NATCO GROUP INC.,
                             NATIONAL TANK COMPANY,
                     TOTAL ENGINEERING SERVICES TEAM, INC.,

                                       and

                        WELLS FARGO HSBC TRADE BANK, N.A.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I.            CERTAIN DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS...............................         1

         1.1      Definitions.............................................................................         1
         1.2      Other Interpretive Provisions...........................................................         1
         1.3      Accounting Terms........................................................................         2
         1.4      Rounding................................................................................         2
         1.5      Times of Day............................................................................         2

ARTICLE II.           THE LOANS AND LETTERS OF CREDIT.....................................................         2

         2.1      The Loans...............................................................................         2
         2.2      International Borrowing Base............................................................         4
         2.3      Letters of Credit.......................................................................         5
         2.4      Letter of Credit Requests...............................................................         6
         2.5      Agreement to Repay Letter of Credit Drawings............................................         6
         2.6      Conflict Between Applications and Agreement.............................................         8
         2.7      Increased Costs; Unavailable LIBOR; Increased Capital...................................         8
         2.8      Interest Rate Protection................................................................         9
         2.9      Voluntary Conversion/Continuation of Loans; Default Rate................................         9
         2.10     Illegality, Etc.........................................................................        10
         2.11     Facility Subject to Ex-Im Bank Rules....................................................        10

ARTICLE III.          PREPAYMENTS AND OTHER PAYMENTS......................................................        10

         3.1      Required Prepayments....................................................................        10
         3.2      Optional Prepayments....................................................................        11
         3.3      Place of Payment or Prepayment..........................................................        11
         3.4      Prepayment Premium or Penalty...........................................................        11
         3.5      Taxes...................................................................................        11
         3.6      Reduction or Termination of the Commitment..............................................        12

ARTICLE IV.           FEES................................................................................        12

         4.1      Facility Fee............................................................................        12
         4.2      Letter of Credit Fees...................................................................        12
         4.3      Fees Not Interest; Nonpayment...........................................................        12

ARTICLE V.            APPLICATION OF PROCEEDS.............................................................        13

ARTICLE VI.           REPRESENTATIONS AND WARRANTIES......................................................        13

         6.1      Organization and Qualification..........................................................        13
         6.2      Financial Statements; Positive Tangible Net Worth.......................................        13
         6.3      Litigation..............................................................................        14
         6.4      Default.................................................................................        14
         6.5      Title to Assets; Ownership..............................................................        14
         6.6      Authorization, Validity, Etc............................................................        14
         6.7      Line of Business........................................................................        15
         6.8      Taxes...................................................................................        15
         6.9      Conflicting or Adverse Agreements or Restrictions.......................................        15
         6.10     Information.............................................................................        15
         6.11     No Consent..............................................................................        15
         6.12     Environmental Matters...................................................................        16
         6.13     Debt....................................................................................        16
         6.14     No Untrue or Misleading Statements......................................................        16
         6.15     Suspension and Debarment, Etc...........................................................        16
         6.16     Additional International Security Documents.............................................        17

ARTICLE VII.          CONDITIONS..........................................................................        17

         7.1      Representations True and No Defaults....................................................        17
         7.2      Terms of Sale...........................................................................        17
         7.3      Governmental Approvals..................................................................        18
         7.4      Borrowing Documents.....................................................................        18
         7.5      Letter of Credit Documents..............................................................        18
         7.6      Required Initial Documents and Certificates.............................................        18
         7.7      Ex-Im Bank Acknowledgment, Etc..........................................................        20
         7.8      Post-Closing Lien Search................................................................        20
         7.9      Approval of Authorized Officer..........................................................        20
         7.10     Option to Terminate.....................................................................        20

ARTICLE VIII.         AFFIRMATIVE COVENANTS...............................................................        20

         8.1      Financial Statements and Information....................................................        20
         8.2      Books and Records.......................................................................        21
         8.3      Insurance...............................................................................        21
         8.4      Inspection of Property and Records; Audits of Collateral; Etc...........................        22
         8.5      Notice of Certain Matters...............................................................        22
         8.6      Security and Further Assurances.........................................................        23
         8.7      [Omitted Intentionally.]................................................................        23
         8.8      Maintenance of Property.................................................................        23
         8.9      Existence, Laws and Obligations.........................................................        23
         8.10     Assignment of International Letter of Credit Proceeds...................................        23
         8.11     Environmental Matters...................................................................        24
         8.12     Controlling Affiliates..................................................................        24
         8.13     Maintenance of Domestic Credit Facilities...............................................        24
         8.14     Assembly of Export Order Summaries......................................................        24
         8.15     Delivery of Domestic Loan Documents.....................................................        24

ARTICLE IX.           NEGATIVE COVENANTS..................................................................        24

         9.1      Liens...................................................................................        24
         9.2      Merger, Consolidation, Etc..............................................................        25
         9.3      Nature of Business; Management..........................................................        25
         9.4      Loans and Investments...................................................................        25
         9.5      Financial Covenants.....................................................................        25
         9.6      Debt....................................................................................        26
         9.7      Affiliate Transactions..................................................................        26
         9.8      Restricted Payments.....................................................................        26
         9.9      Change in Accounting Method.............................................................        26
         9.10     Domestic Credit Facilities..............................................................        27
         9.11     Copyrights, Patents and Software........................................................        27
         9.12     No Ex-Im Bank Violations................................................................        27

ARTICLE X.            EVENTS OF DEFAULT; REMEDIES.........................................................        27

         10.1     Events of Default.......................................................................        27
         10.2     Other Remedies..........................................................................        30
         10.3     Collateral Account......................................................................        31
         10.4     Remedies Cumulative.....................................................................        31

ARTICLE XI.           MISCELLANEOUS.......................................................................        31

         11.1     Waivers, Etc............................................................................        31
         11.2     Reimbursement of Expenses...............................................................        31
         11.3     Notices.................................................................................        32
         11.4     Governing Law...........................................................................        32
         11.5     Survival of Representations, Warranties and Covenants...................................        32
         11.6     Counterparts............................................................................        33
         11.7     Separability............................................................................        33
         11.8     Limitation of Liability.................................................................        33
         11.9     Set-off.................................................................................        33
         11.10    Sale or Assignment......................................................................        33
         11.11    Interest................................................................................        34
         11.12    Indemnification.........................................................................        34
         11.13    Payments Set Aside......................................................................        35
         11.14    Credit Agreement Controls...............................................................        35
         11.15    Waiver of Jury Trial....................................................................        35
         11.16    Agreements of Borrowers.................................................................        36
         11.17    Agreement Regarding Domestic Loan Agreement Covenants...................................        39
         11.18    USA Patriot Act Notice..................................................................        39
         11.19    Time of the Essence.....................................................................        40
         11.20    Final Agreement.........................................................................        40

Exhibit A      - Definitions
Exhibit B      - Form of International Revolving Note
Exhibit C      - Form of Request for Borrowing
Exhibit D      - Form of International Borrowing Base Certificate, together with
                 Annex I and II
Exhibit E      - Form of Compliance Certificate
Exhibit F      - Form of Letter of Credit Request
Exhibit G      - Notice of Rate Change/Continuation

Schedule 6.1   - Subsidiaries
Schedule 6.3   - Litigation
Schedule 6.5   - Ownership
Schedule 6.13  - Existing Indebtedness
Schedule 8.3   - Insurance
Schedule 9.1   - Existing Liens

                    INTERNATIONAL REVOLVING CREDIT AGREEMENT

         This International Revolving Credit Agreement is entered into as of July 23, 2004 among NATCO GROUP INC., a Delaware corporation ("NGI" or a "Borrower"), NATIONAL TANK COMPANY, a Delaware corporation ("NATCO" or a "Borrower"), and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation ("TEST" or a "Borrower" and collectively with NGI and NATCO, the "Borrowers"), and WELLS FARGO HSBC TRADE BANK, N.A. (together with its successors and assigns, the "Bank").

         The Borrowers have requested that the Bank provide an international revolving credit facility, and the Bank is willing so to do on and subject to the terms and conditions set forth herein.

         In consideration of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
              CERTAIN DEFINITIONS and other interpretive provisions

         1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in Exhibit A to this Agreement.

         1.2 Other Interpretive Provisions. With reference to this Agreement and each other International Loan Document, unless otherwise specified herein or in such other International Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other International Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder" and words of similar import when used in any International Loan Document, shall be construed to refer to such International Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a International Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the International Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words

         "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (c) Section headings herein and in the other International Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other International Loan Document.

         1.3      Accounting Terms.

                  (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Annual Audited Financial Statements, except as otherwise specifically prescribed herein.

                  (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any International Loan Document, and either any Borrower or the Bank shall so request, the Borrowers and the Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.4 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

                                  ARTICLE II.
                        THE LOANS AND LETTERS OF CREDIT.

         2.1      The Loans.

                  (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make Loans to the Borrowers on any one or more Business Days prior to the Maturity Date, up to an aggregate principal amount of Loans not exceeding at any one time outstanding the lesser of (i) $10,000,000.00 (such amount, as it may be reduced from time to time pursuant to Section 3.6, being the Bank's "Commitment") or
         (ii) the International Borrowing Base. Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder.

                  (b) The Borrowers shall execute and deliver to the Bank, to evidence the Loans made by the Bank under the Bank's Commitment, a Note which shall be (i) dated of even date herewith; (ii) in the principal amount of the Commitment; and (iii) in substantially the form attached hereto as Exhibit B, with the blanks appropriately filled. The outstanding principal balance of the Note shall be payable on or before the Maturity Date. The Note shall bear interest on the unpaid principal amount thereof from time to time outstanding, payable on the last Business Day of each quarter, commencing on September 30, 2004, and at maturity, at a rate per annum (calculated based on a year of 360 days) which (A) in the case of a Base Rate Loan shall be equal to the lesser of (i) the Base Rate minus .25%, such interest rate to change automatically from time to time effective as of the date of each change in the Base Rate, or (ii) the Highest Lawful Rate, and (B) in the case of a LIBOR Loan shall be equal to the lesser of (i) LIBOR plus 2.0% for each Interest Period, or (ii) the Highest Lawful Rate. Section 2.09(c) governs when Obligations shall bear interest at the Default Rate.

                  (c) Each Loan (other than a Loan made pursuant to Section 2.5(a) to repay a reimbursement obligation) made hereunder (i) shall, in the case of a Base Rate Loan, be in $100,000 increments and in a principal amount of not less than $500,000 or the balance of the Commitment, if such balance is less than $500,000 and (ii) shall, in the case of a LIBOR Loan, be in $100,000 increments and in a principal amount of not less than $1,000,000 or the balance of the Commitment, if such balance is less than $1,000,000, and shall be made on prior written notice from the Borrowers to the Bank in the form of Exhibit C attached hereto (the "Request for Borrowing") delivered to the Bank not later than 12:00 noon (Houston time) (i) in the case of a LIBOR Loan on the second Business Day prior to the date of the proposed Loan (the "Borrowing Date"), and (ii) in the case of a Base Rate Loan on or prior to the proposed Borrowing Date. Each Request for Borrowing shall specify (i) the amount of the proposed borrowing and of each Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the Type of Loan requested; (iv) with respect to any LIBOR Loan, the Interest Period with respect to each such Loan and the Expiration Date of each such Interest Period (provided, that there shall not be more than three
         (3) Interest Periods in effect at any one time under this Agreement). The Borrowers may give the Bank telephonic notice, including by telephonic facsimile, by the required time of any proposed borrowing under this Section 2.1(c); provided, however, that such telephonic notice shall be confirmed in original writing by delivery to the Bank promptly (but in no event later than the Borrowing Date relating to any such borrowing) of a Request for Borrowing. The Bank shall not incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Bank believes to have been given by the Borrowers, or for otherwise acting in good faith under this Section 2.1(c). Upon fulfillment of the applicable conditions set forth in
         Article VII, on the Borrowing Date, the Bank shall make the borrowing available to the Borrowers. The Bank shall pay or deliver the proceeds of each borrowing to or upon the order of one or more of the Borrowers; provided that in the case of the first Loan, such payment or delivery shall be made only against delivery to the Bank of the Note payable to the order of the Bank. The Bank's records as to the date and principal amount of each Loan and each payment of principal thereon shall be controlling. Any deposit to or for a Borrower's account by the Bank pursuant to a request (whether written or oral) believed by the Bank to be an authorized request by the Borrowers for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if the Borrowers had in fact requested the Bank to make such Loan.

                  (d) Each Request for Borrowing shall be irrevocable and binding on the Borrowers. In the case of any request for a LIBOR Loan, the Borrowers shall indemnify the Bank against any loss, cost or expense incurred by the Bank as a result of any failure to fulfill on or before the Borrowing Date specified in such Request for Borrowing for such Loan the applicable conditions set forth in Article VII, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund the Loan when the Loan, as a result of such failure, is not made on such date.

         2.2      International Borrowing Base.

                  (a) From the date hereof to the date of the first determination of the International Borrowing Base as hereinafter provided, the amount of the International Borrowing Base shall be $0.

                  (b)      As soon as available, and in any event within thirty
         (30) Business Days after the end of each calendar month, the Borrowers shall furnish the Bank an international borrowing base detailed scheduled report (the "International Borrowing Base Certificate") in the form of Exhibit D, which is dated as of the end of each calendar month and which includes (i) a list of the Eligible Accounts Receivable and Eligible Inventory of the Borrowers and (ii) a list of Export Orders, as at the end of the preceding month, such list to be in such form and containing such information and detail as the Bank may reasonably request, and as is satisfactory to the Bank, to comply with the requirements of the Ex-Im Bank Guaranty, including, without limiting the generality of the foregoing, as to Eligible Accounts Receivable, aging thereof in the customary manner. The inclusion of any receivable or inventory in the International Borrowing Base Certificate shall constitute a representation and warranty by the Borrowers that such receivable is an Eligible Accounts Receivable or Eligible Inventory, as the case may be. The Bank may, on demand, inspect the documentation supporting any International Borrowing Base Certificate.

                  (c) Two (2) Business Days after the receipt of any such International Borrowing Base Certificate (unless the Bank prior to such date has notified the Borrowers of its determination of a different International Borrowing Base) the International Borrowing Base amount stated in any such International Borrowing Base Certificate shall automatically be deemed the International Borrowing Base amount until the earlier of (i) the date of the next determination or (ii) the date the Bank notifies the

         Borrowers of its determination of a different International Borrowing Base. The date of any such notification (if any) by the Bank is herein called a "Determination Date" and any increase or reduction in the International Borrowing Base by the Bank shall be effective as of such date. Each determination of the International Borrowing Base shall be made by the Bank in its reasonable business judgment, based on the most recent International Borrowing Base Certificate furnished by the Borrowers and other information available to the Bank.

         2.3      Letters of Credit.

                  (a) Subject to and upon the terms and conditions herein set forth, including, without limitation, the applicable terms and conditions set forth in Article VII hereof, the Bank agrees that it will, following its receipt of a Letter of Credit Request, issue for the account of one or more of the Borrowers and in support of the obligations of the Borrowers, one or more irrevocable letters of credit which either (i) can be drawn down by a Buyer only if a Borrower fails to perform all of its obligations under an Export Order or Indirect Export Order, or (ii) can be drawn down by a United States supplier if a Borrower fails to pay for goods or services purchased from said supplier by such Borrower in support of export sales to be made pursuant to an Export Order or Indirect Export Order (each a "Letter of Credit" and collectively, the "Letters of Credit"); provided that the Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Bank from issuing such Letter of Credit or any requirement of law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally; or

                           (ii) subject to any Cover requirements in this Agreement, 25% of the Stated Amount of such Letter of Credit plus 25% of the Letter of Credit Outstandings at such time (subject to any adjustment pursuant to Section 2.3(c), if any) and the aggregate principal amount of all Loans then outstanding (after giving effect to the principal amount of all Loans repaid and all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit) exceeds the lesser of (A) the Commitment (after giving effect to any reductions to the Commitment on such date) and (B) the International Borrowing Base then in effect; or

                           (iii) unless the Bank shall give its prior written consent in its sole discretion, (i) the expiry date, or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Bank, the initial expiry date of such Letter of Credit, is a date that is later than twelve (12) months after the scheduled Maturity Date or
                  (ii) the expiry date is later than twenty-four (24) months from the date of issuance of such Letter of Credit.

                  (b) Notwithstanding the foregoing, (i) the Bank may not issue during the final sixty (60) days of the term of this Agreement any Letters of Credit which expire after the Maturity Date unless the Bank either has decided to renew this Agreement or has obtained the prior written approval of Ex-Im Bank and (ii) any Letter of Credit that shall have an expiration date after the Maturity Date shall be subject to Cover, such Cover to be delivered to the Bank thirty (30) days prior to the Maturity Date.

                  (c) The Bank may from time to time allow the issuance of Letters of Credit that are less than 100% collateralized.

         2.4      Letter of Credit Requests.

                  (a) Whenever a Borrower desires that a Letter of Credit be issued for its account or that an existing expiry date shall be extended, the Borrowers shall deliver to the Bank their prior written request therefore not later than 12:00 noon (Central time) on at least the second Business Day prior to the requested issuance or extension date, as the case may be. Each such request shall be executed by the Borrowers and shall be in the form of Exhibit F attached hereto (together with the Application, a "Letter of Credit Request") and, in the case of the issuance of any Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Bank, and such other certificates, documents and other papers and information as the Bank may reasonably request. Each Letter of Credit shall be denominated in Dollars, shall expire no later than the date specified in Section 2.3, shall not be in an amount greater than is permitted under Section 2.3(a) and shall be in such form as may be approved from time to time by the Bank and the Borrowers.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrowers that such Letter of Credit may be issued in accordance with, and will not violate the requirements of Section 2.3(a) and Article VII of this Agreement. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Bank shall promptly notify the Borrowers of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be.

         2.5      Agreement to Repay Letter of Credit Drawings.

                  (a) Upon the receipt by the Bank of any Drawing from a beneficiary under a Letter of Credit, the Bank promptly will provide the Borrowers with telecopy notice thereof. The Borrowers hereby agree to reimburse the Bank by making payment to the Bank in immediately available funds at the office, for any payment made by the Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Bank, to the extent not reimbursed prior to 2:00 p.m. (Central time) on the date of such payment, from and including the date paid but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Highest Lawful Rate, such interest to be payable on demand. Unless otherwise paid by the Borrowers, such Unpaid Drawing may (and, if the Bank so desires, shall automatically, provided that the Bank give notice thereof to Borrowers promptly thereafter), subject to satisfaction of the conditions precedent set forth in Section 2.3 and
         Article VII, be paid with the proceeds of Loans which shall bear interest at an annual rate equal to the Base Rate.

                  (b) The Borrowers' obligations under this Section 2.5 to reimburse the Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Bank) and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Bank, including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Bank in determining whether such Drawing conforms to the terms of the Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, including any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other International Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any or some of them may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers or any or some of them or any other Person and the beneficiary named in any such Letter of Credit);

                           (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the International Loan Documents;

                           (v) the occurrence of any Default or Event of Default; or

                           (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers or any or some of them; provided that none of the foregoing is attributable to the gross negligence or willful misconduct of the Bank.

                  (c) Each of the Borrowers also agree with the Bank that, in the absence of gross negligence or willful misconduct of the Bank, the Bank shall not be responsible for, and the Borrowers' reimbursement obligations under Section 2.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrowers or any or some of them or any other Person and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers or any or some of them or any other Person against any beneficiary of such Letter of Credit or any such transferee.

                  (d) The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by such Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Bank to the Borrowers or any other Person. IT IS THE INTENT OF THE PARTIES HERETO THAT THE BANK SHALL NOT HAVE ANY LIABILITY UNDER THIS SECTION 2.5 FOR THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF THE BANK.

         2.6 Conflict Between Applications and Agreement. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

         2.7      Increased Costs; Unavailable LIBOR; Increased Capital.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining LIBOR Loans, then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by the Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If the Borrowers shall have chosen LIBOR in a Request for Borrowing or a Notice of Rate Change/Continuation and not later than 11:00 a.m. (Houston, Texas time) one Business Day prior to the Borrowing Date or Conversion/Continuation Date, as the case may be, the Bank notifies the Borrowers that (i) deposits in Dollars in the principal amount of such LIBOR Loan are not being offered to the Bank in the interbank market selected by the Bank for the Interest Period applicable thereto or (ii) adequate and reasonable means do not exist for ascertaining the chosen LIBOR in respect of such LIBOR Loan or
         (iii) LIBOR for any Interest Period for such LIBOR Loan will not adequately reflect the cost to the Bank of making such LIBOR Loan for such Interest Period, then LIBOR shall not become effective as to such LIBOR Loan on such Borrowing Date or the Conversion/Continuation Date, as the case may be, or at any time thereafter until such time thereafter as the Borrowers receive notice from the Bank that the circumstances giving rise to such determination no longer apply and such Loan shall bear interest at the lower of (i) the Base Rate or (ii) the Highest Lawful Rate.

                  (c) If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's Commitment hereunder and other commitments of this type, then, within fifteen (15) Business Days after demand by the Bank, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances. A certificate as to such amounts submitted to the Borrowers by the Bank shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Anything in this Section notwithstanding: (i) the Borrowers shall not be required to pay to the Bank reimbursement or indemnification with regard to any costs or expenses described in this Section, unless the Bank notifies the Borrowers of such costs or expenses within 90 days after the date paid or incurred; and (ii) the Bank shall not be permitted to pass through to the Borrowers charges and costs under this Section on a discriminatory basis (i.e., which are not also passed through by the Bank to other customers of the Bank similarly situated where such customer is subject to documents providing for such pass through).

         2.8 Interest Rate Protection. If the Borrowers shall fail to select the duration of any Interest Period for any LIBOR Loan in accordance with the provisions hereof, such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

         2.9      Voluntary Conversion/Continuation of Loans; Default Rate.

                  (a) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may (i) change the interest rates to apply to any Loan or (ii) elect to continue all or any part of the outstanding principal balance of any LIBOR Loan as a Loan of such Type by giving the Bank an irrevocable written notice (the "Notice of Rate Change/Continuation") in the form of Exhibit G hereto, specifying
         (A) the date on which such Loan was made; (B) the interest rate then applicable to such Loan; (C) with respect to any LIBOR Loan, the Interest Period then applicable to each such Loan; (D) the principal amount of such Loan to remain outstanding; (E) the Type of Loan and, with respect to any LIBOR Loan, the Interest Period to become applicable to such Loan on the effective date of the rate change or continuation; and (F) the requested effective date of the rate change or continuation (the "Conversion/Continuation Date"). In the case of the conversion of all or any part of any Base Rate Loan into a LIBOR Loan or the continuation of any LIBOR Loan as a Loan of such Type, such notice must be received by the Bank not later than 11:00 A.M. (Central time) at least two (2) full Business Days prior to the Conversion/Continuation Date, and otherwise on the same Business Day as the Conversion/Continuation Date. Each rate so specified shall become effective on the Conversion/Continuation Date and remain in effect until the expiration of the applicable Interest Period specified in such Notice of Rate Change/ Continuation.

                  (b) Nothing contained herein shall authorize the Borrowers (i) to convert any Loan into or continue any Loan as a LIBOR Loan unless the Expiration Date of the Interest Period for such Loan occurs on or before the Maturity Date or (ii) to continue or change the interest rates applicable to any LIBOR Loan prior to the Expiration Date of the Interest Period with respect thereto.

                  (c) Notwithstanding anything set forth herein to the contrary (i) if any Loan is not paid when due or (ii) if any other Default or Event of Default exists for a period of 30 days, the principal amount of all outstanding Obligations shall bear interest at a fluctuating rate at all times equal to the lower of (i) the Highest Lawful Rate or (ii) the Default Rate, which interest shall be due and payable on demand, while such Default or Event of Default continues to exist.

         2.10 Illegality, Etc. Notwithstanding any other provision of this Agreement, if the Bank shall notify the Borrowers that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Bank to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (i) the obligation of the Bank to make, or to convert Loans into, LIBOR Loans shall be suspended until the Bank shall notify the Borrowers that the circumstances causing such suspension no longer exist and (ii) the Borrowers shall forthwith prepay in full all LIBOR Loans of the Bank then outstanding, together with interest accrued thereon, unless the Borrowers, within five (5) Business Days of notice from the Bank, converts all LIBOR Loans of the Bank then outstanding into a Base Rate Loan.

         2.11 Facility Subject to Ex-Im Bank Rules. The Borrowers acknowledge that the Bank is willing to make its Commitment available to the Borrowers because the Ex-Im Bank is willing to guaranty payment of a significant portion of the Obligations pursuant to the Ex-Im Bank Guaranty. Accordingly, in the event of any inconsistency among the International Loan Documents and the Ex-Im Bank Guaranty or related documents and the rules and regulations of the Ex-Im Bank governing the Working Capital Guaranty Program, the provision that is the more stringent on the Borrowers shall control. Compliance with any such applicable rule or regulation shall constitute an additional covenant of the Borrowers incorporated herein by reference.

                                  ARTICLE III.
                         PREPAYMENTS AND OTHER PAYMENTS.

         3.1      Required Prepayments.

                  (a) The Borrowers agree that if at any time a Borrower or the Bank determines that the aggregate principal amount of Loans outstanding plus the Letter of

         Credit Outstandings (subject to any adjustment pursuant to Section 2.3(c), if any) exceeds the International Borrowing Base, the Borrowers will, within five (5) Business Days, either (i) make a prepayment of principal in an amount at least equal to such excess, or (ii) furnish additional security to the Bank, in form and amount satisfactory to the Bank and the Ex-Im Bank.

                  (b) The Borrowers agree that if at any time the aggregate principal amount of Loans outstanding plus the Letter of Credit Outstandings exceeds the amount of the Commitment, the Borrowers shall immediately make a prepayment of principal in an amount at least equal to such excess.

         3.2 Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay the Note, in whole or in part, provided that each partial prepayment shall be in an aggregate principal amount of at least $100,000 or such lesser amount as may be due and owing. In the event of such prepayment of a LIBOR Loan, the Borrowers shall give the Bank notice of such prepayment two Business Days prior to the date of such prepayment, which shall be in $100,000 increments and in a principal amount not less than $500,000 or such lesser amount as may be due and owing. In addition, the Borrowers shall be obligated to reimburse the Bank in respect thereof pursuant to Section 3.4.

         3.3 Place of Payment or Prepayment. All payments and prepayments of the Obligations made in accordance with the provisions of this Agreement or of the Note, including, without limitation, fees, principal or interest, shall be made to the Bank no later than 2:00 p.m. (Central time) on the date when due, in immediately available funds.

         3.4      Prepayment Premium or Penalty. Each prepayment pursuant to
Section 3.1 or 3.2 shall be without premium or penalty, provided, if any payment of principal of any LIBOR Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Sections 3.1 or 3.2 or acceleration of the maturity of the Loans and the Note pursuant to
Article X or for any other reason, the Borrowers shall, within 15 Business Days after receipt of Bank's demand, pay to the Bank any amounts required to compensate the Bank for additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such Loan. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBOR Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to LIBOR plus 2% for such Interest Period.

         3.5 Taxes. All payments (whether of principal, interest, reimbursements or otherwise) under this Agreement or on the Note shall be made by the Borrowers without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority, but excluding taxes imposed on or measured by the Bank's net income and franchise taxes imposed on the Bank. If the making of such payments is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Borrowers shall pay to the Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required.

         3.6 Reduction or Termination of the Commitment. The Borrowers may at any time or from time to time reduce or terminate the Commitment by giving written notice thereof no later than 2:00 p.m. (Central time) not less than two
(2) Business Days' prior to such reduction or termination. Any reduction in the Commitment shall be effective on the date specified in the Borrowers' notice with respect to such reduction. The Commitment shall automatically terminate on the Maturity Date or in the event of acceleration of the Maturity Date of the Note. Each reduction of the Commitment hereunder shall be irrevocable.

                                  ARTICLE IV.
                                      FEES.

         4.1 Facility Fee. The Borrowers shall pay to the Bank on July __, 2004, and on each Loan Facility Anniversary Date a non-refundable facility fee in an amount equal to the product of (x) the Commitment and (y) the Annual Facility Fee Percentage, and (z) a fraction the numerator of which is the number of months or a portion thereof remaining in the Loan Facility Term (not to exceed twelve (12) months), and the denominator of which is twelve (12). The facility fee payable on July 23, 2004 shall be in the amount of $125,000.00.

         Notwithstanding the foregoing sentence, if the criteria set forth in
Exhibit 1 to the Ex-Im Bank Guaranty and in all amendments, supplements and replacements of such Exhibit delivered to the Bank at least ten (10) days prior to the effectiveness thereof (the "Criteria for Reduced Facility Fee") are satisfied, the Annual Facility Fee Percentage shall be reduced by subtracting ..40%; provided, however, if the Loan Facility Term exceeds twelve (12) months, or is subject to an Extension, the Criteria For Reduced Facility Term must be met on each Loan Facility Anniversary Date or the date of such Extension for the payment due on such date. For purposes of the facility fee payment due July 23, 2004, the Annual Facility Fee Percentage is 1.25%.

         4.2 Letter of Credit Fees. The Borrowers agree to pay the Bank a fee in respect of each Letter of Credit issued for the account of the Borrowers (the "Letter of Credit Fee"), in an amount equal to the greater of (i) $500 or
(ii) an amount computed at the rate of 1% per annum on the initial Stated Amount of such Letter of Credit. Letter of Credit Fees shall be due and payable quarterly in arrears. Fees due under this Section 4.2 shall be computed on the basis of a year of 360 days. In addition, the Borrowers shall pay to the Bank, solely for its own account as issuer of Letters of Credit, any applicable fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Bank's then current fee policy.

         4.3 Fees Not Interest; Nonpayment. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Borrowers to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrowers to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in immediately available funds. All fees shall be non-refundable, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at a rate per annum equal to the Default Rate.

                                   ARTICLE V.
                            APPLICATION OF PROCEEDS.

         Each of the Borrowers agree that (a) the proceeds of the Loans shall be used exclusively for purposes permitted pursuant to the Ex-Im Bank Guaranty and the Borrower Agreement and to refinance existing indebtedness pursuant to the Existing International Revolving Loan Agreement for similar purposes and (b) the Letters of Credit shall be issued solely to support one or more of the Borrowers' obligations (i) under an Export Order or Indirect Export Order, (ii) to pay for goods or services purchased from a United States supplier in support of export sales to be made, pursuant to an Export Order or Indirect Export Order or (iii) to replace certain existing letters of credit issued by Wells Fargo Bank, N.A. for a similar purpose. No Letter of Credit may be a Warranty Letter of Credit; provided, however, a performance Letter of Credit that converts to a Warranty Letter of Credit at the end of the performance period may be issued so long as the Bank's liability thereunder and therefor is eliminated (in a manner satisfactory to the Bank in its sole discretion) not later than the date when the warranty period commences. No proceeds will be used to finance the working capital of any Person other than the Borrowers.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES.

         Each of the Borrowers represent and warrant that:

         6.1 Organization and Qualification. Each Borrower and each Subsidiary of such Borrower (a) is duly organized, validly existing, and in good standing under the laws of its state of formation; (b) has the power to own its Properties and to carry on its business as now conducted; and (c) is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. No Borrower has any Subsidiaries other than those listed on
Schedule 6.1.

         6.2 Financial Statements; Positive Tangible Net Worth. NGI has furnished the Bank with the following financial statements: (a) its year-end Annual Audited Financial Statements for the fiscal periods ended 2001, 2002 and 2003; and (b) its balance sheet and statements of income, retained earnings and cash flow as at and for the three month period ended March 31, 2004. These statements have been prepared in conformity with GAAP. Such statements present, in all material respects, the financial condition of NGI and its Subsidiaries and the results of its operations as at the dates and for the periods indicated. There has been no material adverse change in the condition, financial or otherwise, of the Borrowers since March 31, 2004. During the period from March 31, 2004 to the Closing Date, the Borrowers have had a positive tangible net worth, as determined in accordance with GAAP. For the purpose of this determination, net worth (as determined in accordance with GAAP) must be (i) increased by any Indebtedness of each Borrower and its Subsidiaries subordinated to the Loans and (ii) decreased by all intangible assets (including, without limitation, all patents, licenses, goodwill, subscription lists, capitalized software, organization expenses, covenants not to compete, and investments in and monies due from Affiliates, officers and directors of each Borrower and its Subsidiaries).

         6.3 Litigation. Other than as set forth on Schedule 6.3, there is no material action or proceeding pending or, to the knowledge of the Borrowers, threatened against or involving any Borrower or any Subsidiary of such Borrower thereof before any court, administrative agency or arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no outstanding judgment, order or decree binding upon any Borrower or any Subsidiary of such Borrower before or by any administrative or governmental authority.

         6.4 Default. No Borrower nor any Subsidiary of any Borrower is in default under or in violation of the provisions of (i) any instrument evidencing any Indebtedness or (ii) any agreement relating thereto or (iii) any Governmental Requirement (except where such default or violation could not reasonably be likely to have a Material Adverse Effect) or (iv) any Export Order or Indirect Export Order (which is a material violation of such Export Order or Indirect Export Order), which has not been waived by the applicable lender or other party thereto.

         6.5      Title to Assets; Ownership.

                  (a) Each Borrower and each Subsidiary of such Borrower has good and marketable title to its material Properties, subject to no Liens except as permitted by Section 9.1 hereof.

                  (b) Except as permitted in Section 9.1 hereof, the Persons identified on Schedule 6.5 directly own, free and clear of all Liens or restrictions on transferability or voting, one hundred percent (100%) of the outstanding shares of NATCO and TEST and all such shares are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire (i) any shares of the capital stock (or other equivalent interests) of the Borrowers or
         (ii) any securities convertible into or exchangeable for any shares (or other equivalent interests) of such capital stock (or other equivalent interests). No securities are outstanding which are convertible into or exchangeable for any shares of capital stock (or other equivalent interests) of the Borrowers. The Persons identified on Schedule 6.5 as Controlling Affiliates are the only Controlling Affiliates of the Borrowers.

         6.6 Authorization, Validity, Etc. Each of the Borrowers has the power and authority to make, execute, deliver and carry out the International Loan Documents to which it is a party and the transactions contemplated therein and to perform its obligations thereunder and all such action has been duly authorized by all necessary proceedings on its part. The International Loan Documents have been duly and validly executed and delivered by the Borrowers and any Guarantor and constitute valid and legally binding agreements of the Borrowers and any Guarantor enforceable in accordance with their respective terms, except as limited by Debtor Laws. The Liens created by the International Security Documents will constitute valid and perfected Liens on the International Collateral described therein subject in priority to no other Liens whatsoever. The Liens created by the International Security Documents will constitute valid and perfected Liens on the Domestic Collateral, subject in priority to no other Liens whatsoever, other than Permitted Liens and Liens securing the Domestic Obligations.

         6.7 Line of Business. Each of the Borrowers' line of business is to design, distribute, install and service production processing equipment and systems for the petroleum industry worldwide and the design and manufacturing of automation and control panels. The Borrowers provide a wide spectrum of equipment and systems for separating one substance from another in a hydrocarbon fluid stream and removing contaminants from gases and liquids.

         6.8      Taxes.

                  (a) Each Borrower and each Subsidiary of such Borrower has filed, or has caused to be filed, all tax returns required to be filed and has paid, or has caused to be paid, all taxes shown on said returns and all assessments which are not yet delinquent. The Borrowers are not aware of any pending investigation by any taxing authority or of any claims by any Governmental Authority for any unpaid taxes, except liabilities contested in good faith.

                  (b) NGI has furnished the Bank a copy of its signed federal tax returns, including federal income tax returns, for the years 2000, 2001, and 2002.

         6.9 Conflicting or Adverse Agreements or Restrictions. Neither the execution, delivery and performance of the International Loan Documents to which any Borrower or any Subsidiary of such Borrower is a party, any Export Order, or any Indirect Export Order, nor the consummation of the transactions contemplated thereby nor fulfillment of and compliance with the respective terms, conditions and provisions thereof, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the Property of any Borrower or any Subsidiary of such Borrower, or any Guarantor pursuant to, (a) the charter or bylaws of such Person; (b) any Governmental Requirement; or (c) the terms, conditions or provisions of any material contract to which such Person is a party or by which it is bound or to which it is subject.

         6.10 Information. Neither this Agreement nor any other document, certificate or statement furnished to the Bank by or on behalf of any Borrower or any Subsidiary of such Borrower or any Guarantor in connection with this Agreement (including, without limitation, any Export Order or any International Borrowing Base Certificate) contains any statement of fact which is untrue or incorrect in any material respect or omits to state a fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Borrowers which currently or (so far as the Borrowers can now reasonably foresee) in the future may result in the existence of a Material Adverse Effect.

         6.11 No Consent. Except to the extent obtained, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery, and performance (a) by any Borrower or any Subsidiary of such Borrower, or any Guarantor of any International Loan Document to which it is a party or the borrowings hereunder, in each case as contemplated herein, or the effectuation of the transactions contemplated under any International Loan Document to which it is a party, or (b) of any Export Order or any Indirect Export Order by the parties thereto or the effectuation of the transactions contemplated thereunder.

         6.12 Environmental Matters. Each Borrower and each Subsidiary of such Borrower (a) owns, possesses or otherwise holds, and is in compliance with the terms and conditions of, all Governmental Approvals under Environmental Laws necessary for the ownership or lease and operation of its Property and the carrying on of its business as now conducted or proposed to be conducted and except where the failure would not reasonably be expected to have a Material Adverse Effect, and (b) is in compliance with all Governmental Requirements relating to the environment except where the failure would not reasonably be expected to have a Material Adverse Effect. There are no civil, criminal or administrative actions, investigations or proceedings or claims pending or, to the best knowledge of the Borrowers, threatened against any Borrower or any Subsidiary of such Borrower, for noncompliance with Environmental Laws or arising out of the presence or release of hazardous materials at, on or under any Property now owned, leased or operated by any Borrower or any Subsidiary of such Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         6.13 Debt. Attached hereto as Schedule 6.13 is a complete list, as of the Closing Date, of all agreements or instruments evidencing Indebtedness of each Borrower and any Subsidiary of such Borrower, and any Guarantor not reflected in the Annual Audited Financial Statements previously furnished to the Bank pursuant to Section 6.2 (other than the International Loan Documents, the Domestic Loan Documents and agreements or instruments evidencing Indebtedness arising from or with respect to current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures and/or goods and services normally required by it in the ordinary course of business and on ordinary trade terms).

         6.14 No Untrue or Misleading Statements. No document, instrument or other writing furnished to the Bank by or on behalf of any Borrower or any Subsidiary of such Borrower or any Guarantor in connection with the transactions contemplated by the International Loan Documents, at the time made, contains any untrue material statement of fact or omits to state any such fact necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

         6.15 Suspension and Debarment, Etc. Neither any Borrower nor any of its Principals (as defined below) are (A) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (B) indicted, convicted or had a civil judgment rendered against any Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, no Borrower will knowingly enter into any transactions in connection with the Items with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations. Each Borrower will provide immediate written notice to the Bank if at any time it learns that the certification set forth in this Section 6.15 was erroneous when made or has become erroneous by reason of changed circumstances. For the purposes hereof, (1) "Principals" shall mean any officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities with respect to any Borrower; or any other Person (whether or not an employee) who has critical influence on or substantive control over the transaction covered by this Agreement and (2) the Debarment Regulations shall mean (x) the Government wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (y) Subpart 9.4 (Debarment, Suspension and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (z) the revised Government wide Debarment and Suspension (Nonprocurement) regulations (Common
Rule), 60 Fed. Reg. 33037 (June 26, 1995). Each Borrower acknowledges that any statement, certification or representation made by it in connection with the International Loan Documents is subject to the penalties provided in Article 18 U.S.C. Section 1001.

         6.16 Additional International Security Documents. The Borrowers agree that in the event any additional guarantee or security document is executed and delivered by a Subsidiary of NGI that is organized under the laws of a state of the United States of America under Section 7.11 or Section 8.9 (or comparable sections) of the Domestic Credit Agreement, the Borrowers shall simultaneously execute and deliver or cause to be executed and delivered to the Bank such International Security Documents by such Person relating to such matters as the Bank may require to comply with Ex-Im Bank's requirements.

                                  ARTICLE VII.
                                   CONDITIONS.

         The obligation of the Bank to make each Loan and to issue each Letter of Credit is subject to the following conditions:

         7.1      Representations True and No Defaults.

                  (a) The representations and warranties of the Borrowers contained in the International Loan Documents shall be true and correct in all material respects on and as of the particular Borrowing Date or the date of the issuance of any Letter of Credit, as the case may be, as though made on and as of such date unless otherwise limited to an earlier date;

                  (b) no event which could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing; and

                  (c) no Event of Default or Default shall have occurred and be continuing.

         7.2 Terms of Sale. Loans and Letters of Credit shall be made or issued, as the case may be, only against Export Orders and Indirect Export Orders, copies of which have been delivered to the Bank, if the Bank or Ex-Im Bank requires, and which are maintained on file with the Borrowers. With respect to Loans and Letters of Credit to be made or issued, as the case may be, against Indirect Export Orders, if requested by the Bank, a copy of each Direct Export Contract pursuant to which the Items will be exported shall have been delivered to the Bank. If requested by the Bank or Ex-Im Bank, the Borrowers must execute a specific assignment of any contract and the proceeds thereof in favor of the Bank, for the benefit of any Loan or Letter of Credit related thereto, such assignment to be in form and substance satisfactory to the Bank. Each Loan and Letter of Credit hereunder is subject to the condition precedent that the Bank shall have reviewed and approved in its sole discretion the terms and conditions, including without limitation that there exists satisfactory evidence that the Items will in fact be exported, of the applicable Export Order or Indirect Export Order and, if required by the Bank, any Direct Export Contracts.

         7.3 Governmental Approvals. Each Borrower and each Subsidiary of such Borrower, any Guarantor and the Bank shall have obtained all Governmental Approvals required for the making and carrying out of this Agreement, the making of the Loans and the issuance of Letters of Credit pursuant hereto and the issuance of the Note to evidence such Loans and the execution, delivery and performance of the applicable Export Order or Indirect Export Order. Without limitation of the foregoing, no Loan shall be made or Letter of Credit issued hereunder (a) in violation of the Ex-Im Bank Guaranty or contrary to the instructions of the Ex-Im Bank; or (b) following the occurrence of an Event of Default that is continuing or of any event which but for the giving of notice or the lapse of time or both would constitute an Event of Default pursuant to
Section 4.5 of the Ex-Im Bank Guaranty.

         7.4 Borrowing Documents. The Bank shall have timely received from the Borrowers a duly executed and completed Request for Borrowing in respect of Loans to be made on such Borrowing Date, and such other documents and certificates relating to the transactions herein contemplated as the Bank may reasonably request.

         7.5 Letter of Credit Documents. On the date of the issuance of any Letter of Credit, the Bank shall have received from the Borrowers a Letter of Credit Request in respect of Letters of Credit to be issued on such issuance date together with such other documents and certificates relating to the transactions herein contemplated as the Bank may reasonably request.

         7.6 Required Initial Documents and Certificates. On or before the first Loan is made, or Letter of Credit issued, hereunder (the "Initial Date"), the Bank shall have received from the Borrowers the following, in each case in form, scope and substance satisfactory to the Bank:

                           (i) the SBA/Ex-Im Bank Joint Application, duly executed by the parties thereto, together with the $100 application fee related thereto;

                           (ii) the Borrower Agreement duly executed by the parties thereto;

                           (iii) this Agreement, together with all schedules and exhibits thereto;

                           (iv)     the Note duly executed by the Borrowers;

                           (v) the International Security Agreement duly executed by the parties thereto;

                           (vi) Officer's Certificates of the Borrowers dated as of the Closing Date to which are attached true and correct copies of the articles of incorporation and bylaws of the Borrowers and corporate resolutions duly adopted by the Board of Directors of the Borrowers authorizing the transactions contemplated by the International Loan Documents;

                           (vii) such certificates as may be appropriate to demonstrate the continued existence and good standing of the Borrowers;

                           (viii) such certificates as may be appropriate to demonstrate in each state in which the Borrowers are authorized and qualified to do business as to its due qualification and good standing;

                           (ix) an International Borrowing Base Certificate dated within five (5) Business Days preceding the Initial Date;

                           (x) copies of duly executed UCC-1 Financing Statements and all other requisite filing documents necessary to perfect the Liens granted pursuant to the International Security Documents and duly executed releases or assignments of Liens and UCC-3 financing statements in recordable form, and in form and substance satisfactory to the Bank, and filed with the appropriate filing offices, covering all of the Collateral subject thereto, as may be necessary to reflect that the Liens granted to the Bank are of the priority required by Section 9.1 hereof;

                           (xi)     the facility fee required under Section 4.1;

                           (xii) the Borrowers' monthly inventory listing and accounts receivable aging schedule showing all of the Borrowers' inventory and accounts receivable as of the last day of the calendar month immediately preceding the Initial Date;

                           (xiii) satisfactory completion of field analysis and due diligence of the Borrowers to be performed by the Bank;

                           (xiv) the Borrowers' and any Guarantor's financial statements and signed federal tax returns for NGI as contemplated in Sections 6.2 and 6.8(b);

                           (xv) an Exceptions Approval Letter properly signed by Ex-Im Bank;

                           (xvi)    a contribution agreement among the
                  Borrowers, duly executed by the parties thereto; and

                           (xvii) a favorable opinion of legal counsel to the Borrowers as to such matters as the Bank may reasonably request;

In addition, as of the Initial Date, all legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to the Bank.

         7.7 Ex-Im Bank Acknowledgment, Etc. On or before the Initial Date, the Ex-Im Bank shall have received from the Bank copies of all documents required pursuant to the Ex-Im Bank Guaranty. The Bank shall have received from the Ex-Im Bank (a) an acknowledged Loan Authorization Notice executed by an Authorized Officer evidencing the Ex-Im Bank's commitment to issue a guarantee pursuant to the Bank's exercise of its delegated authority with respect to this Agreement, together with all other acknowledged items referred to in Section 3 of the Delegated Authority Letter Agreement and (b) an acknowledgment of the Ex-Im Bank's receipt of its portion of the facility fee referred to in Section
4.1 hereof.

         7.8 Post-Closing Lien Search. On or before the Initial Date, Bank shall have received the results of all post-closing lien searches confirming that the Bank has obtained a perfected security interest in the Collateral of the priority required by Section 9.1.

         7.9 Approval of Authorized Officer. Ex-Im Bank requires that an Authorized Officer approve in writing any Loan made or Letter of Credit issued hereunder. Such approval shall not be withheld provided all requirements set forth herein and in the Borrower Agreement are fully complied with.

         7.10     Option to Terminate. If all of the conditions found in this
Article VII are not satisfied on or before August 5, 2004, the Bank may, in its sole discretion, terminate its Commitment, whereupon this Agreement and the other International Loan Documents will no longer be in force or effect.

                                 ARTICLE VIII.
                             AFFIRMATIVE COVENANTS.

         Each of the Borrowers covenants and agrees that, so long as the Borrowers may borrow hereunder and until payment in full of all Obligations and termination of this Agreement, each Borrower will:

         8.1      Financial Statements and Information. Deliver to the Bank:

                  (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of NGI, the Annual Audited Financial Statements of NGI and its Subsidiaries;

                  (b) as soon as available, and in any event no later than October 31 of each fiscal year, a copy of NGI's signed federal tax returns, including federal income tax returns, and all supporting documentation;

                  (c) as soon as available, and in any event within forty-five
         (45) days after the end of each of the first three (3) fiscal quarters during the fiscal year 2004 and within thirty-five (35) days after the end of each of the first three (3) fiscal quarters of each fiscal year thereafter, Quarterly Unaudited Financial Statements of NGI and its Subsidiaries;

                  (d) as soon as available, and in any event within thirty (30) Business Days after the end of each month, an International Borrowing Base Certificate dated within the past five (5) Business Days of the Bank's receipt thereof, which shall include a monthly listing of Export Orders;

                  (e) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan;

                  (f) contemporaneously therewith or within ten (10) days thereafter copies of all statements and reports sent to the stockholders of any Borrower or any Subsidiary of such Borrower, or filed with the Securities and Exchange Commission;

                  (g) such additional financial or other information as the Bank may reasonably request;

                  (h) as soon as available, and in any event within thirty (30) days after the end of each calendar month, the Borrowers' monthly export-related inventory schedules and export-related and foreign accounts receivable aging schedule and such other information as the Bank may reasonably request;

                  (i) if requested by the Bank, as soon as available and in any event within thirty (30) days after the end of each month, an accounts payable aging for the Borrowers as of the prior month-end; and

                  (j) as soon as available, and in any event contemporaneously with delivery to the Domestic Lenders, a copy of each compliance certificate delivered under the Domestic Loan Agreement.

Together with each delivery of the Annual Audited Financial Statements and the Quarterly Financial Statements, the Borrowers will deliver to the Bank a Compliance Certificate in the form of Exhibit E hereto, stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrowers have taken or propose to take with respect thereto. The Bank is authorized to deliver a copy of any information and financial statement delivered to it to the Ex-Im Bank and any Governmental Authority having jurisdiction over the Bank.

         8.2 Books and Records. Maintain, and cause its Subsidiaries to maintain, proper books of record and account in accordance with GAAP in which true, full and correct entries will be made of all its dealings and business affairs.

         8.3 Insurance. Maintain, and cause its Subsidiaries to maintain, insurance with financially sound, responsible and reputable companies in such types (including, without limitation, fire and casualty) and amounts and against such casualties, risks and contingencies as is customarily carried by owners of similar businesses and Properties, and furnish to the Bank, together with each delivery of financial statements under Section 8.1(a), an Officer's Certificate containing full information as to the insurance carried. Without limiting the generality of the foregoing, the Borrowers will comply with the insurance requirements set forth in each International Security Document to which the Borrowers are a party. For purposes hereof, the

Borrowers' types and amounts of insurance set forth in Schedule 8.3 shall be acceptable to the Bank.

         8.4      Inspection of Property and Records; Audits of Collateral; Etc.

                  (a) Permit, and cause its Subsidiaries to permit, any Person designated by the Bank in writing to visit and inspect any of the Properties, books and financial records of each Borrower and its Subsidiaries and discuss its affairs and finances with its officers, all at such times as the Bank may reasonably request at a mutually agreeable time, and cause its officers and employees to give full cooperation and assistance in connection therewith. Without limiting the generality of the foregoing, the Borrowers will permit, and cause its Subsidiaries to permit, any officer or employee of, or agent designated by, the Bank to have access to, examine and inspect the Collateral and to audit and make extracts from the Borrowers' and any Subsidiaries' records, files and books of account in order to verify such Collateral.

                  (b) The Borrowers will, from time to time, on a semiannual basis, permit the Bank, an independent certified public accountant or another appropriate entity acceptable to the Bank to audit the Borrowers' books, records and procedures with respect to Inventory, Accounts Receivable and other Collateral. This inspection shall include a physical inspection of the Collateral in accordance with normal commercial lending practices, except that a book audit shall be made of the Borrowers' Accounts Receivable and any intangible Collateral. Promptly after the conclusion of each such audit, the Borrowers shall pay to the Bank its reasonable and customary out-of-pocket expenses associated with such audit.

                  (c) The Borrowers will, within 60 days of the date of the Agreement, provide to the Bank agreements with the Domestic Lenders and any bank providing lockbox services, which intercreditor and control agreements must be in form and substance acceptable to the Bank in its sole discretion.

         8.5 Notice of Certain Matters. Notify the Bank immediately upon acquiring knowledge of the occurrence of any of the following events: (a) the occurrence of any event having a Material Adverse Effect; (b) the occurrence of any Event of Default or any Default; (c) the existence of any condition requiring a mandatory prepayment pursuant to Section 3.1 hereof; (d) any failure to pay when due any amount payable to the Bank by any Borrower or any Subsidiary of such Borrower or any Guarantor under any non-Ex-Im Bank guaranteed loan(s) extended by the Bank to any Borrower or any Subsidiary of such Borrower or any Guarantor; (e) the filing of an action for debtor's relief by, against, or on behalf of any Borrower or any Subsidiary of such Borrower or any Guarantor; (f) any actual or threatened breach of any Export Order, Indirect Export Order or Direct Export Contract by any party to any such contract, (g) any threatened or pending material litigation against any Borrower or any Subsidiary of such Borrower or any Guarantor or any material dispute involving any Borrower or any Subsidiary of such Borrower or any Guarantor or (h) the Borrowers have included in the International Borrowing Base any Accounts Receivable or Inventory that no longer qualifies as Eligible Accounts Receivable or Eligible Inventory. The Borrowers shall promptly notify the Bank in writing of the occurrence of any of the following: (a) any Borrower or any Subsidiary of such

Borrower or any Guarantor begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including, without limitation, the filing by any Borrower or any Subsidiary of such Borrower or any Guarantor of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (b) any Borrower or any Subsidiary of such Borrower or any Guarantor fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (a) above; (c) any Borrower or any Subsidiary of such Borrower or any Guarantor begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty
(30) calendar days after the commencement thereof, or (d) any Borrower or any Subsidiary of such Borrower or any Guarantor begins any procedure for its dissolution, or a procedure therefore has been commenced against it.

         8.6 Security and Further Assurances. The Borrowers shall, whenever and as often as the Bank may reasonably request, at the Borrowers' own expense, promptly execute and deliver all such further instruments (including, without limiting the generality of the foregoing, additional security agreements, deeds of trust and financing statements) and do such other acts (including, without limitation, field warehousing) as the Bank may reasonably request for the purpose of protecting or perfecting any Lien created or granted or intended to be created or granted in the International Security Documents or in order to ensure that any such Lien is of the priority purported to be granted thereby and as required by Section 9.1 hereof, or in order to police or protect any Collateral or otherwise to carry out more effectually the purposes and intent of the International Loan Documents.

         8.7      [Omitted Intentionally.]

         8.8 Maintenance of Property. Cause its and each Subsidiary's material Properties to be maintained, preserved, protected and kept in reasonably good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

         8.9 Existence, Laws and Obligations. Except for the dissolution or liquidation of any Subsidiary permitted by the Domestic Credit Agreement (so long as no Default or Event of Default hereunder would otherwise result therefrom), maintain, and cause each Subsidiary to maintain, its existence, and pay, or cause to be paid, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become a Lien against the Property of any Borrower or any Subsidiary of such Borrower; except liabilities which are being contested in good faith and which are not owed to a Government Authority. The Borrowers will comply, and cause each Subsidiary to comply, with all Governmental Requirements except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         8.10 Assignment of International Letter of Credit Proceeds. Each letter of credit issued in favor of the Borrowers with respect to the sale of Items to be financed under this Agreement, if any, (a) shall be in form and substance reasonably satisfactory to the Bank, and (b) shall be issued and/or confirmed in the manner required by the Bank by financial institutions acceptable to the Bank. If required by the Bank, any such letter of credit shall provide for an assignment of proceeds thereof, in form and substance satisfactory to the Bank.

         8.11     Environmental Matters. At all times:

                  (a) comply, and cause each Subsidiary to comply, with all applicable Governmental Requirements under and Governmental Approvals under Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Bank and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the environmental condition of the facilities and Properties of any Borrower or any Subsidiary of such Borrower or its compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this Section 8.11.

         8.12 Controlling Affiliates. If any Person shall become a Controlling Affiliate, then the Borrowers will, and will cause such Controlling Affiliate to, amend the International Loan Documents and execute additional documents as may be required by the Bank or Ex-Im Bank.

         8.13 Maintenance of Domestic Credit Facilities. At all times during the term hereof, the Borrowers shall maintain, or cause to be maintained, Domestic Credit Facilities.

         8.14 Assembly of Export Order Summaries. In the event the Borrowers have furnished summaries of Export Orders to the Bank pursuant to Section 8.1(d), at least once each calendar quarter, make available to the Bank a sampling of such Export Orders selected by the Bank representing at least 10% of the aggregate U.S. dollar volume of all Export Orders and 10% of the number of Export Orders supporting Loans made and Letters of Credit issued during the preceding calendar quarter available for the Bank's review and inspection.

         8.15 Delivery of Domestic Loan Documents. The Borrowers shall deliver or cause to be delivered to the Bank promptly after the effectiveness thereof, any amendments, modifications, renewals and extensions of any of the Domestic Loan Documents.

                                  ARTICLE IX.
                               NEGATIVE COVENANTS.

         So long as the Borrowers may borrow hereunder and until payment in full of all Obligations and termination of this Agreement, unless the Bank shall otherwise give its prior written consent in its sole and absolute discretion:

         9.1 Liens. The Borrowers will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Lien (including any charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its Properties, or the proceeds thereof, whether now owned or hereafter acquired, except (a) Permitted Liens and Liens set forth on Schedule 9.1, provided that any such Lien (i) is not extended to any other Property, (ii) secures only Indebtedness permitted by Section 9.6 and
(iii) no such Lien shall encumber the Collateral subject to the International Security Documents, (b) Liens in favor of the Bank and Domestic Lenders created by the International Security Documents and pursuant to the Domestic Security Documents, and (c) Liens permitted pursuant to Section 8.2 (or comparable section) of the Domestic Credit Agreement. NOTHING WITHIN THIS SECTION SHALL PERMIT THE BORROWERS TO TAKE ANY ACTION WHICH WOULD CAUSE THE LIEN ON THE INTERNATIONAL COLLATERAL CREATED IN FAVOR OF THE BANK PURSUANT TO THE INTERNATIONAL SECURITY DOCUMENTS TO FAIL TO BE A VALID FIRST PRIORITY LIEN, AND THE LIEN ON THE DOMESTIC COLLATERAL CREATED IN FAVOR OF THE BANK PURSUANT TO THE INTERNATIONAL SECURITY DOCUMENTS TO BE A VALID LIEN WHICH IS JUNIOR IN PRIORITY ONLY TO LIENS CREATED PURSUANT TO THE DOMESTIC SECURITY DOCUMENTS, AND THE BORROWERS WILL NOT TAKE ANY SUCH ACTION.

         9.2 Merger, Consolidation, Etc. Without the prior written consent of the Bank and the Ex-Im Bank, the Borrowers will not merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or a substantial part of its assets or any part of its assets which are essential to the conduct of its business or operations or acquire (whether in one transaction or a series of transactions) all or a substantial part of the assets of any Person or make any material change in its corporate structure or identity, or enter into any agreement to do any of the foregoing. Without the prior written consent of the Bank and the Ex-Im Bank, the Borrowers shall not, and will not permit any of its Subsidiaries to, transfer, purchase or redeem, or permit any Subsidiary to transfer, purchase or redeem, any shares of the Borrowers' or any Subsidiary's capital stock unless such transfer, purchase or redemption is effected solely from the proceeds of and within a reasonable time after the issuance to third parties by the Borrowers or its Subsidiary of capital stock which is in addition to the capital stock of the Borrowers or any Subsidiary, as the case may be, outstanding on the date hereof.

         9.3 Nature of Business; Management. No Borrower nor any Subsidiary of any Borrower will change its line of business from that described in Section
6.7 or enter into any business which is substantially different from such business.

         9.4 Loans and Investments. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, make or have outstanding any loans, advances or other extensions of credit; or make or permit to remain outstanding any capital contributions to, or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person other than as permitted by
Section 8.8 (or comparable section) of the Domestic Credit Agreement. This
Section 9.4 shall not be construed to prohibit advances made to employees, officers and directors in the usual, customary and ordinary course of business.

         9.5 Financial Covenants. Throughout the term of this Agreement, the Borrowers shall comply with each of the financial tests in Section 7.3 (or comparable section) of the Domestic Credit Agreement. The Borrowers shall deliver schedules reflecting the calculation of such amounts and ratios concurrently with each set of financial statements delivered under Sections 8.1(a) and (b) of this Agreement.

         9.6 Debt. The Borrowers will not, and will not permit any Subsidiary to create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, contingent or otherwise, except:

                  (a) Indebtedness to the Bank;

                  (b) Indebtedness previously approved by the Bank in writing on any date following the Closing Date;

                  (c) Current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for expenditures and/or goods and services normally required by it in the ordinary course of business and on ordinary trade terms, and liabilities related to deferred premiums for liability insurance;

                  (d) Indebtedness set forth on Schedule 6.13 hereof or reflected in the Borrowers' Annual Audited Financial Statements delivered to the Bank prior to the date hereof pursuant to Section 6.2, including any renewals or modifications, but not increases, thereof; and

                  (e) Without duplication, Indebtedness permitted by Section 8.1 (or comparable section) of the Domestic Credit Agreement.

         9.7 Affiliate Transactions. The Borrowers will not, and will not permit any Subsidiary to enter into any transaction or agreement with any officer, director or holder of any outstanding capital stock of any Borrower or any Subsidiary of such Borrower (or any member of the family of such Person, or any Person controlling, controlled by or under common control with such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources. Without limitation of the foregoing, and except as expressly permitted herein, in no event shall any Borrower or any Subsidiary of such Borrower make any advances to any stockholder or affiliated or related entity (including but not limited to, partnerships, joint ventures, joint stock companies, sister companies, parent companies or subsidiaries). In the event that any such advances are made, the Bank shall not make any further disbursements to the Borrowers hereunder without the prior written approval of Ex-Im Bank.

         9.8 Restricted Payments. The Borrowers will not (a) purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests; (b) declare or pay any dividend (except stock dividends); (c) make any other disposition of any Property or cash to owners of an equity interest in their capacity as such; or (d) Tax Dividends with respect to its estimated taxable income, in each case except as allowed under Section 8.5 (or comparable section) of the Domestic Credit Agreement.

         9.9 Change in Accounting Method. The Borrowers will not make any change in the method of computing depreciation for either tax or book purposes or any other material change in accounting method without prior written notice to the Bank, except for any changes required by GAAP or applicable law. The Borrowers will not change its fiscal year.

         9.10 Domestic Credit Facilities. Except as otherwise provided for herein, terminate or agree to the termination of any Domestic Credit Facility or amend, modify or obtain or grant a waiver of any provision of any Domestic Credit Facility if such action could reasonably be expected to have a Material Adverse Effect on the Bank or its Collateral.

         9.11 Copyrights, Patents and Software. Except for (a) Permitted Liens and (b) Liens to secure the Domestic Obligations, neither any Borrower or any Subsidiary of such Borrower will create or suffer to exist any Lien upon any of its copyrights, patents, software or other similar Property now owned or hereafter acquired, or acquire any copyrights, patents, software or other similar Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its copyrights, patents, software or other similar Property; provided, however, that the Borrowers shall be entitled to sell software in the ordinary course of business and the Borrowers shall be entitled to assign rights to market its software for sale in the ordinary course of its business.

         9.12 No Ex-Im Bank Violations. Notwithstanding anything herein to the contrary, neither the Borrowers nor any Subsidiary of any Borrower, or any Guarantor will take any action which if taken would violate any rule, regulation or other requirement of Ex-Im Bank applicable to such Borrower or any of its Subsidiaries, or any Guarantor or violate any agreement which such Borrower or any of its Subsidiaries, or any Guarantor has with Ex-Im Bank.

                                   ARTICLE X.
                          EVENTS OF DEFAULT; REMEDIES.

         10.1 Events of Default. If any of the following events shall occur, then the Bank may (a) by notice to the Borrowers, declare the Commitment of the Bank and the obligation of the Bank to make Loans and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (b) declare the Note and all interest accrued and unpaid thereon, and all other amounts payable under the Note and this Agreement, to be forthwith due and payable, whereupon the Note, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers; provided, however, that with respect to any Event of Default described in Section 10.1(e) hereof, (i) the Commitment of the Bank and the obligation of the Bank to make Loans and issue Letters of Credit hereunder shall automatically be terminated and (ii) the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all such other amounts payable under the Note and this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers:

                  (a) Failure to Pay Principal or Interest. The Borrowers do not pay, repay or prepay any principal of the Note or any other Obligations when due; or

                  (b) Failure to Pay Other Amounts. The Borrowers do not pay any interest on the Note, other obligation or amount payable under this Agreement or the Note or any other International Loan Document to which it is a party when due and such failure continues for a period of five days; or

                  (c) Misrepresentation or Breach of Warranty. Any representation or warranty made by any Borrower or any Subsidiary of such Borrower or any Guarantor herein or in any other International Loan Document or otherwise furnished to the Bank in connection with this Agreement shall be incorrect, false or misleading in any material respect when made; or

                  (d) Violation of Covenants. Any Borrower or any Subsidiary of such Borrower or any Guarantor violates any covenant, agreement or condition contained herein or in any other International Loan Document to which it is a party; or

                  (e) Bankruptcy and Other Matters. (i) Any Borrower or any Subsidiary of such Borrower or any Guarantor begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by any Borrower or any Subsidiary of such Borrower or any Guarantor of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (ii) any Borrower or any Subsidiary of such Borrower or any Guarantor fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (i) above; (iii) any Borrower or any Subsidiary of such Borrower or any Guarantor begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof; (iv) any Borrower or any Subsidiary of such Borrower or any Guarantor begins any procedure for its dissolution, or a procedure therefor has been commenced against it; or (v) any Borrower or any Subsidiary of such Borrower or any Guarantor shall fail generally to pay its debts as they become due; or

                  (f) Dissolution. Any order is entered in any proceeding against any Borrower or any Subsidiary of such Borrower decreeing the dissolution, liquidation, winding-up or split-up of any Borrower or any Subsidiary of such Borrower; or

                  (g) Liens. Any Borrower or any Subsidiary of such Borrower or any Guarantor claims, or any court finds or rules, that the Bank does not have a valid Lien or a Lien of the purported priority as provided in any International Security Document; or

                  (h) Collateral. Any Borrower or any Subsidiary of such Borrower or any Guarantor sells, encumbers or abandons (except as otherwise expressly permitted by the International Loan Documents) any of the Property now or hereafter subject to any of the International Security Documents (other than the sale of inventory in the normal course of business); or any levy, seizure, or attachment is made thereof or thereon; or such Property is lost, stolen, substantially damaged or destroyed and such loss, theft, damage or destruction is not fully covered by insurance, subject to normal and customary deductibles or self-insurance retentions; or

                  (i) International Security Documents. Any Borrower or any Subsidiary of such Borrower or any Guarantor violates any covenant, agreement or condition contained in any International Security Documents or any default or event of default otherwise occurs thereunder; or

                  (j) Cross-default to Export Orders, Indirect Export Orders and Direct Export Contracts. The Borrowers are in breach of any material provision of any Export Order, any Indirect Export Order or any Direct Export Contract; or

                  (k) Cross-default to Domestic Loan Documents. An event of default shall occur under any Domestic Credit Facility, unless the same shall have been waived by the Bank; or

                  (l) Cross-default to Non-Ex-Im Bank Debt. Any Borrower or any Subsidiary of such Borrower or any Guarantor does not pay when due any amount payable to the Bank under any loan or other extension of credit from the Bank to any Borrower or any Subsidiary of such Borrower or any Guarantor which is not guaranteed by the Ex-Im Bank, unless the same shall have been waived by the Bank in accordance with the terms thereof; or

                  (m) Cross-acceleration to Other Debt. Any event occurs, other than an event set forth in Sections 10.1(j), (k) or (l), which results in acceleration of any Indebtedness in excess of any aggregate of $3,000,000 of the Borrowers and any Subsidiary of such Borrower and any Guarantor or if default shall be made in the payment of any such Indebtedness at the stated maturity thereof, after any applicable period of grace; or

                  (n) Undischarged Judgment. Final judgment shall be rendered against any Borrower or any Subsidiary of such Borrower or any Guarantor in an amount in excess of $250,000 and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, released, bonded or vacated; or

                  (o) Cross-default to Borrower Agreement. The Borrowers violates any covenant, agreement or condition contained in the Borrower Agreement or any default or event of default otherwise occurs and is continuing thereunder; or

                  (p) Change of Control. A Change of Control shall occur; or

                  (q) Controlling Affiliates. A Person, other than those in compliance with Section 8.12, shall become a Controlling Affiliate of the Borrowers; or

                  (r) Impairment of Ex-Im Bank Guaranty. The Ex-Im Bank Guaranty shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested, challenged or denied by the Ex-Im Bank, any Borrower, any Governmental Authority, any Affiliate of any Borrower or any Subsidiary or any Guarantor; or

                  (s) Impairment of International Loan Documents, Export Orders, Indirect Export Orders and Direct Export Contracts. This Agreement, the Note, any Export Order, any Indirect Export Order, any Direct Export Contract, or any other International Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability hereof or thereof shall be contested, challenged or denied by the Borrowers, any Governmental Authority, any Affiliate of any Borrower or any Subsidiary of such Borrower or any Guarantor or any Lien created by the International Security Documents shall cease to be in effect or shall cease to be a valid first priority Lien; or

                  (t) Negative Pledge on Shares. Any Lien shall exist on any of the outstanding shares of any Borrower or any Subsidiary of such Borrower, except in favor of the Domestic Lenders pursuant to the Domestic Loan Documents or as otherwise permitted by the Domestic Loan Documents; or

                  (u) Distributions in Violation of the Ex-Im Bank Guaranty. The Borrowers shall have in good faith requested and the Bank shall have made a Disbursement that unintentionally turns out to be in violation of the Ex-Im Bank Guaranty, and the Borrowers shall not have repaid such Disbursement promptly upon learning of such violation;

                  (v) Material Litigation. Any material litigation is filed against the Borrowers and is not withdrawn within thirty (30) calendar days of filing; or

                  (w) Material Adverse Change. Any event shall occur that could reasonably be expected to have Material Adverse Effect.

         10.2 Other Remedies. In addition to and cumulative of any rights or remedies expressly provided for in this Article 10, if any one or more Events of Default shall have occurred, the Bank may proceed to protect and enforce its rights hereunder by any appropriate proceedings and the Liens evidenced by the International Security Documents shall be subject to foreclosure in any manner provided for therein or provided for by law as the Bank may elect. The Bank may also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other International Loan Documents or by enforcing the payment of the Note or other Obligations equitable right provided under this Agreement or the other International Loan Documents or otherwise existing under any law in favor of the holder of the Note. The Bank shall not, however, be under any obligation to marshal any assets in favor of the Borrowers or against or in payment of any or all obligations under any International Loan Document. Upon the occurrence of an Event of Default, it is hereby acknowledged and agreed that Ex-Im Bank shall have the right to (a) direct the Bank to make demand hereunder and under the other International Loan Documents and (b) request that the Bank accelerate the maturities of any of the Borrowers' non-Ex-Im Bank loans, and the Bank shall have no liability to the Borrowers for complying with such directions or requirements.

         10.3 Collateral Account. The Borrowers hereby agree that in the event of (a) the termination of the Commitment, or (b) the occurrence of an Event of Default, it shall, if requested by the Bank, provide to the Bank Cover equal to 100% of the then aggregate amount of Letter of Credit Outstandings, which Cover shall be held by the Bank in a collateral account to be maintained by the Bank. The Borrowers hereby agree to execute and deliver to the Bank such security agreements, pledges or other documents as the Bank may, from time to time, require to perfect the pledge, lien and security interest in and to any such funds provided for in this Section 10.3. Upon the payment or expiry of all Letter of Credit Outstandings, all such Collateral shall be promptly released to the Borrowers in due course at Borrowers' cost.

         10.4 Remedies Cumulative. No remedy, right or power conferred upon the Bank is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

                                  ARTICLE XI.
                                 MISCELLANEOUS.

         11.1 Waivers, Etc. No failure or delay on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between any Borrower or any Subsidiary of such Borrower, any Guarantor and the Bank shall operate as a waiver of any right of the Bank. No modification or waiver of any provision of this Agreement, the Note or any other International Loan Document nor consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Except as otherwise provided by any International Loan Document or applicable law, no notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         11.2 Reimbursement of Expenses. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE CONSUMMATED, THE BORROWERS AGREE TO REIMBURSE THE BANK FOR ITS REASONABLE OUT-OF-POCKET EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF OUTSIDE COUNSEL TO THE BANK, IN CONNECTION WITH SUCH TRANSACTIONS, OR ANY OF THEM, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INTERNATIONAL LOAN DOCUMENT, INCLUDING (A) THE NEGOTIATION, PREPARATION, EXECUTION, ADMINISTRATION, MODIFICATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER INTERNATIONAL LOAN DOCUMENT AND ALL FEES AND EXPENSES OF ATTORNEYS TO THE BANK, AND (B) COSTS AND EXPENSES OF THE BANK IN CONNECTION WITH DUE DILIGENCE, TRANSPORTATION AND DUPLICATION. THE BORROWERS AGREE TO PAY ANY AND ALL STAMP AND OTHER TAXES WHICH MAY BE PAYABLE OR

DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE NOTE OR ANY OTHER INTERNATIONAL LOAN DOCUMENT, AND TO SAVE ANY HOLDER OF THE NOTE HARMLESS FROM ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY OR OMISSION TO PAY ANY SUCH TAXES. THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 11.2 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OF THE NOTE.

         11.3 Notices. All notices and other communications provided for herein shall be in writing (including facsimile or cable communication) and shall be mailed, telecopied, cabled or delivered, addressed as follows:

                  (a) If to the Borrowers:

                      NATCO Group Inc.
                      National Tank Company
                      Total Engineering Services Team, Inc.
                      Brookhollow Central III
                      2950 North Loop West, Suite 750
                      Houston, Texas  77092
                      Attention:  Chief Financial Officer
                      Telephone No.:  (713) 685-8082
                      Telefax No.:  (713) 683-7841

                  (b) If to the Bank:

                      Wells Fargo HSBC Trade Bank, N.A.
                      1000 Louisiana Street, Suite 404
                      Attention:  Mr. Luis Noriega
                      Telephone No.:  (713) 319-1452
                      Telefax No.:  (713) 739-1080

or to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, transmitted, or cabled, become effective when deposited in the mail, transmitted to the telecopier, or delivered to the cable company, except that notices and communications to the Bank shall not be effective until actually received by the Bank.

         11.4 Governing Law. UNLESS OTHERWISE SPECIFIED THEREIN, EACH INTERNATIONAL LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; provided, however, that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Note.

         11.5 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the Borrowers in connection herewith shall survive the execution and delivery of this Agreement and the Note, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. No investigation at any time made by or on behalf of the Bank shall diminish the Bank's right to rely thereon.

         11.6 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

         11.7 Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         11.8 Limitation of Liability. No claim may be made by the Borrowers or the Affiliates, directors, officers, employees, attorneys, or agents of the Borrowers against the Bank or the Affiliates, directors, officers, employees, attorneys, or agents of the Bank for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by this Agreement, or any act, omission, or event occurring in connection herewith; and the Borrowers hereby waive, release, and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11.9 Set-off. If an Event of Default has occurred and is continuing, the Borrowers hereby give and confirm to the Bank a right of set-off of all moneys, securities and other property of the Borrowers (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to the Bank, its correspondents or its agents from or for the Borrowers, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrowers with, and any and all claims of security for the payment of the Note and of all other liabilities and obligations now or hereafter owed by the Borrowers to the Bank, contracted with or acquired by the Bank, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and the Borrowers hereby authorize the Bank at any time or times, without prior notice, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it may select, whether such liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by the Borrowers.

         11.10 Sale or Assignment. The Bank may assign its rights hereunder and under each other International Loan Document and the Liens granted pursuant to the International Security Documents only to Ex-Im Bank in accordance with the terms and conditions of the Ex-Im Bank Guaranty. Notwithstanding the foregoing, the Bank may assign, transfer, negotiate, sell or participate all or part of its interests and rights in the Loans and Letters of Credit to an Affiliate or Subsidiary of the Bank, provided that the Bank retains all obligations under the Ex-Im Bank Guaranty with respect to Ex-Im Bank.

         11.11 Interest. All agreements between the Borrowers, any Guarantor and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other International Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrowers or any Guarantor to the Bank under any International Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of the Borrowers and any Guarantor to the Bank under any International Loan Document, as the case may be, such excess shall be refunded to the Borrowers or any Guarantor, as applicable. All sums paid or agreed to be paid to the Bank for the use, forbearance, or detention of the indebtedness of the Borrowers and any Guarantor to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement or the Note, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of the Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.11 shall control and supersede every other provision of all agreements between the Borrowers, any Guarantor and the Bank.

         11.12 Indemnification. THE BORROWERS AGREE TO INDEMNIFY, DEFEND, AND SAVE HARMLESS THE BANK AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS, AND EACH OF THEM (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL CLAIMS, ACTIONS, SUITS, AND OTHER LEGAL PROCEEDINGS, DAMAGES, COSTS, INTEREST, CHARGES, TAXES (OTHER THAN THE BANK'S FRANCHISE TAXES OR TAXES ON INCOME), COUNSEL FEES, AND OTHER EXPENSES AND PENALTIES WHICH ANY OF THE INDEMNIFIED PARTIES

MAY SUSTAIN OR INCUR BY REASON OF OR ARISING OUT OF (I) THE MAKING OF ANY LOAN HEREUNDER, THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE NOTE AND THE OTHER INTERNATIONAL LOAN DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY AND THE EXERCISE OF ANY OF THE BANK'S RIGHTS UNDER THIS AGREEMENT, THE NOTE AND THE OTHER INTERNATIONAL LOAN DOCUMENTS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS, AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY SIMILAR LAW OF ANY JURISDICTION OR AT COMMON LAW OR (II) ANY VIOLATIONS OF ANY LAW OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN WHICH COULD RESULT IN A VIOLATION OF ANY ENVIRONMENTAL LAW, OR IMPOSE ANY LIABILITY ON THE INDEMNIFIED PARTIES FOR DAMAGE TO HEALTH OR THE ENVIRONMENT; AND PROVIDED FURTHER THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO THE BENEFITS OF THIS SECTION 11.12 TO THE EXTENT ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTRIBUTED TO ITS LOSS; AND PROVIDED FURTHER THAT IT IS THE INTENTION OF THE BORROWERS TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. THIS AGREEMENT IS INTENDED TO PROTECT AND INDEMNIFY THE INDEMNIFIED PARTIES AGAINST ALL RISKS HEREBY ASSUMED BY THE BORROWERS. THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 11.12 SHALL SURVIVE ANY EXERCISE OF THE POWER OF SALE GRANTED IN ANY INTERNATIONAL SECURITY DOCUMENT TO WHICH THE BORROWERS ARE A PARTY, ANY FORECLOSURE OF THE LIENS CREATED BY ANY INTERNATIONAL SECURITY DOCUMENT TO WHICH THE BORROWERS ARE A PARTY, OR CONVEYANCE IN LIEU OF FORECLOSURE, THE REPAYMENT OF THE NOTE, THE DISCHARGE AND RELEASE OF ANY PERSON UNDER ANY INTERNATIONAL LOAN DOCUMENT AND ANY TERMINATION OF THIS AGREEMENT.

         11.13 Payments Set Aside. To the extent that the Borrowers make a payment or payments to the Bank or the Bank enforces any security interest or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         11.14 Credit Agreement Controls. If there are any conflicts or inconsistencies between this Agreement and any of the other International Loan Documents, the provisions of this Agreement shall prevail and control.

         11.15 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A

TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR INTERNATIONAL LOAN DOCUMENTS, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY INTERNATIONAL LOAN DOCUMENT AND AGREE THAT ANY ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         11.16    Agreements of Borrowers.

                  (a) Each Borrower acknowledges and agrees that it has determined independently that, in light of the conduct of its business as an integrated operation and a common enterprise that requires financing on a basis permitting the availability of credit to each Borrower, it will benefit specifically, directly and materially from the Loans and that the value of the consideration it is receiving from the Obligations is reasonably worth at least the sum at which it is taken by such Borrower.

                  (b) It is expressly agreed and understood by each Borrower that the Bank shall have no responsibility to inquire into the apportionment, allocation, or disposition of any Loans made to, or Letters of Credit issued on behalf of, any Borrower.

                  (c) Each Borrower is jointly and severally liable for all Obligations and jointly, severally, irrevocably and unconditionally guarantees to the Bank the full and prompt payment of each of the Obligations by each other Borrower and the performance by each other Borrower of such Borrower's obligations hereunder and shall fully and promptly perform all obligations with respect to the Obligations and other obligations hereunder and under the other International Loan Documents, if any, and agrees, as a primary obligation, to indemnify the Bank on demand for and against any loss incurred by the Bank as a result of any voidable, unenforceable, or ineffective provision herein or in any of the International Loan Documents, for any reason whatsoever, whether or not known to the Bank or any Person, the amount of such loss being in the amount to which the Bank would otherwise have been entitled to recover from the Borrowers. This is a guaranty of payment and of performance and not of collection.

                  (d) Each Borrower consents and agrees that the Bank may, at any time and from time to time, without notice or demand, except as otherwise required herein, whether before or after any actual or purported termination, repudiation or revocation of any of the International Loan Documents, including this Agreement, by any one or more of the Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower, agree with one or more of the Borrowers or any other Person to: (i) supplement, restate, compromise, modify, amend, increase, decrease, extend, discharge, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the International Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the International Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of the sale thereof as the Bank in its sole and absolute discretion may determine;
         (vii) release any person, firm or entity from any personal liability with respect to the Obligations or any part thereof; (viii) settle, discharge, release on terms satisfactory to the Bank or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; (ix) consent to the merger, change or any other restructuring or termination of the corporate or limited liability existence of any Borrower and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; or (x) take or refrain from taking any other action as the Bank, in its sole and absolute discretion, may elect, or any or some of the foregoing.

                  (e) The Bank may enforce this Agreement and the International Loan Documents independently as to each Borrower and independently of any other remedy or security the Bank at any time may have or hold in connection with the Obligations or the International Loan Documents, or both, and it shall not be necessary for the Bank to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement and the International Loan Documents. Each Borrower expressly waives any right to require the Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that the Bank may proceed against one or more of the Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

                  (f) The Bank may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Bank and any other Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

                  (g) The Bank's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations that thereafter shall be required to be restored or returned by the Bank, all as though such amount had not been paid. The rights of the Bank created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

                  (h) To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Bank to marshal assets in favor of any Borrower or any other Person, (v) any failure of the Bank to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (vi) any failure of the Bank to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligations, including any failure of the Bank to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligations, (vii) any act or omission of the Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower, or the Obligations or any security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of the Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by the Bank of the application or non-application of Section 1111(b)(2) of the Federal Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Federal Bankruptcy Code, (xii) any use of cash collateral under Section 363 of the Federal Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person (xiv) the avoidance of any lien in favor of the Bank for any reason, or (xv) any action taken by the Bank that is authorized by this Agreement or any International Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of the Bank to any Borrower under any International Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Bank now has or hereafter may have against any other person, firm or entity and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by the Bank. Each Borrower expressly waives all presentments, demands for payment or performance, notices of nonpayment, notices of intent to accelerate, notices of acceleration and notices of nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses to the enforcement of this Agreement or any rights of the Bank created or granted hereby or to the recovery by any such person, firm or entity against any Borrower, or any other person, firm or entity liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Borrowers and may preclude one or more of the Borrowers from obtaining reimbursement or contribution from another Borrower. Each Borrower expressly waives any defenses or benefits that may be derived pursuant to or from Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as amended, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Texas law or other applicable law.

                  (i) Each Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which a Borrower otherwise may have against another Borrower, the Bank or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                  (j) Each Borrower represents and warrants to the Bank that (i) such Borrower has established adequate means of obtaining from the other Borrower on a continuing basis financial and other information pertaining to the business, operations, and condition (financial and otherwise) of each other Borrower, and its property, and (ii) such Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Bank to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of the other Borrowers, or the Property of the other Borrowers, whether now or hereafter known by the Bank during the term of this Agreement.

         11.17 Agreement Regarding Domestic Loan Agreement Covenants. As part of the inducement for the Bank to enter into this Agreement and to rely on certain covenants found in the Domestic Loan Agreement and referred-to herein rather than setting its own covenants, the Borrowers covenant and agree that from and after the Exit Date, the Domestic Credit Facility covenants existing on the Exit Date and referred-to herein shall automatically and without any notice or further action by any Person be incorporated herein by reference as though set forth herein in full, and all applicable definitions used in the Domestic Credit Agreement as of such date shall be deemed incorporated in Exhibit A attached hereto in appropriate alphabetical order. The Borrowers further agree to take such additional action, including the execution and delivery of any amendments to this Agreement or any other International Loan Document, as may be requested by the Bank to effect the foregoing.

         11.18 USA Patriot Act Notice. The Bank hereby notifies the Borrowers that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow the Bank to identify the Borrowers in accordance with the Act.

         11.19 Time of the Essence. Time is of the essence of the International Loan Documents.

         11.20 Final Agreement. THIS WRITTEN AGREEMENT AND THE INTERNATIONAL LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

             [The Balance of This Page is Left Blank Intentionally]

         IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement effective as of the date first written above.

                                        NATCO GROUP INC.

                                        By: /s/ Patrick M. McCarthy
                                            ------------------------------------
                                            Patrick M. McCarthy
                                            President

                                        NATIONAL TANK COMPANY

                                        By: /s/ Patrick M. McCarthy
                                            ------------------------------------
                                            Patrick M. McCarthy
                                            President

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By: /s/ Patrick M. McCarthy
                                            ------------------------------------
                                            Patrick M. McCarthy
                                            Executive Vice President

                                        WELLS FARGO HSBC TRADE BANK, N.A.

                                        By: /s/ Luis M. Noriega
                                            ------------------------------------
                                            Luis M. Noriega
                                            Vice President/
                                            Senior Relationship Manager

                                   EXHIBIT "A"

                               CERTAIN DEFINITIONS

         As used in the Agreement, the following words and terms shall have the respective meanings indicated opposite each of them:

         "Accounts Receivable" shall have the meaning set forth in the Borrower Agreement.

         "Act" shall mean the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)).

         "Adjusted Tangible Net Worth" shall mean, as to the Borrowers, as at any date, stockholder's equity in the Borrowers minus goodwill, other intangible assets, loans and advances to equity holders and loans to Affiliates, plus Subordinated Debt.

         "Affiliate" shall have the meaning set forth in Section 5 of the Delegated Authority Letter Agreement.

         "Agreement" shall mean this International Revolving Credit Agreement, as the same may be amended, restated, modified, supplemented or otherwise changed from time to time.

         "Annual Audited Financial Statements" shall mean, as to any Person, the year-end financial statements of such Person (balance sheet, income statement, and cash flow statements), all prepared in conformity with GAAP and audited by independent certified public accountants reasonably satisfactory to the Bank. Annual Financial Statements shall also include unaudited consolidating financial statements certified by the chief financial officer of the Person presenting them as fairly representing in all material respects the consolidating financial condition of such Person and its Subsidiaries.

         "Annual Facility Fee Percentage" shall mean 1.25%.

         "Application" shall mean an application, in such form as the Bank may specify from time to time, requesting the Bank to issue a Letter of Credit.

         "Authorized Officer" shall have the meaning set forth in Section 4 of the Delegated Authority Letter Agreement.

         "Base Rate" shall mean, for any day, a rate per annum (rounded upward to the nearest 1/16 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day and (b) the Federal Funds Rate in effect for such day plus ..5%. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason the Bank shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the

Bank to obtain sufficient binds or publications in accordance with the terms thereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Base Rate Loan" shall mean any Loan which bears interest at the Base Rate.

         "Borrower Agreement" shall mean the Borrower Agreement executed by the Borrowers as of July 23, 2004, and any amendment, modification and replacement thereof.

         "Borrower" and "Borrowers" have the meanings set forth in the introductory paragraph of the Agreement.

         "Borrowing Date" shall have the meaning set forth in Section 2.1(c).

         "Business Day" shall mean a day when the Bank is open for business, provided that, if the applicable Business Day relates to any LIBOR Loan, it shall mean a day when the Bank is open for business and on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Buyer" shall mean an entity which has entered into one or more Export Orders or Indirect Export Orders with one or more of the Borrowers.

         "Change of Control" shall have the meaning set forth in the Domestic Credit Agreement, as in effect on March 15, 2004.

         "Closing Date" shall mean July 23, 2004.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

         "Collateral" shall mean collectively the Domestic Collateral* and the International Collateral.

         "Collateral Value" shall have the meaning set forth in the Borrower Agreement.

         "Commitment" shall have the meaning set forth in Section 2.1(a).

         "Controlling Affiliate" shall have the meaning set forth in Section 5 of the Delegated Authority Letter Agreement.

         "Conversion/Continuation Date" shall have the meaning set forth in
Section 2.9(a).

         "Country Limitation Schedule" shall have the meaning set forth in the Borrower Agreement.

         "Cover" means (A) a letter of credit with terms and from a bank acceptable to Bank in its sole discretion or (b) immediately available funds to be held by Bank in a collateral account maintained by Bank at its principal office and collaterally assigned to Bank as security for the applicable obligations of Borrowers to Bank using documentation reasonably satisfactory to

Bank in the amount required by any applicable provision hereof. Such letter of credit or amount of immediately available funds shall be retained by Bank (and with respect to the amount of immediately available funds, in such collateral account) until such time as the applicable Letter of Credits shall have expired and reimbursement obligations, if any, with respect thereto shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, Bank shall not be required to release such letter of credit or amount in any Cover until such Default or Event of Default shall have been cured or waived.

         "Criteria for Reduced Facility Fee" shall have the meaning set forth in
Section 4.1.

         "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally.

         "Default" shall mean any of the events specified in Article X, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

         "Default Rate" shall mean the lower of (a) the Highest Lawful Rate, or
(b) a rate per annum equal to the Base Rate plus two percent (2%).

         "Determination Date" shall have the meaning set forth in Section
2.2(c).

         "Delegated Authority Letter Agreement" shall mean the Delegated Authority Letter Agreement issued by Ex-Im Bank to the Bank.

         "Direct Export Contract" shall mean each contract pursuant to which a Buyer under an Indirect Export Order exports goods incorporating the Items.

         "Dollars" and "$" shall mean lawful currency of the United States of America.

         "Domestic Borrowers" means NATCO Group Inc., NATCO Canada, Ltd., and AXSIA Group Limited.

         "Domestic Collateral" shall have the meaning set forth in the International Security Agreements and the Mortgages.

         "Domestic Credit Agreement" shall mean the Loan Agreement dated as of March 15, 2004 among the Domestic Borrowers and the Domestic Lenders, as the same may be amended from time to time, and includes agreements that refund, refinance or replace the then existing Domestic Credit Agreement.

         "Domestic Credit Facility" means credit facilities available to the Domestic Borrowers pursuant to the Domestic Loan Documents.

         "Domestic Lenders" shall mean Wells Fargo Bank, National Association, as U.S. agent, U.S. lender and co-lead Arranger, HSBC Bank Canada, as Canadian agent and as a Canadian lender, HSBC Bank PLC, as U.K. agent and U.K. Lender, Comerica Bank, as syndications agent and co-lead Arranger, and other agents, arrangers and lenders now or hereafter party to the Domestic Credit Agreement.

         "Domestic Loan Documents" shall mean the Domestic Credit Agreement, the Domestic Note, and the Domestic Security Documents and, the agreements, documents, instruments and other writings related to or executed in connection with the foregoing documents, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Domestic Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Domestic Notes" shall mean all notes of the Domestic Borrowers made in connection with the Domestic Credit Agreement, together with any and all renewals, extensions, modifications, rearrangements, increases and replacements thereof and substitutions therefore.

         "Domestic Obligations" shall mean the obligations of the Domestic Borrowers and their Subsidiaries arising under the Domestic Loan Documents to repay the loans thereunder and all other indebtedness of the Domestic Borrowers and their Subsidiaries to the Domestic Lenders under the Domestic Loan Documents of any nature and in any amount whatsoever, whether now or hereafter arising.

         "Domestic Security Documents" shall mean, collectively, as the same may be amended or modified from time to time, those certain security agreements executed by the Borrowers and their Subsidiaries and any Guarantor in favor of the Domestic Lenders from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered by any Person in connection with, or as security for the payment or performance of indebtedness of the Domestic Borrowers and their Subsidiaries and any Guarantor to the Domestic Lenders under or in connection with the Domestic Loan Documents.

         "Drawings" still have the meaning set forth in Section 2.5(b).

         "Eligible Accounts Receivable" shall mean Accounts Receivable of the Borrowers meeting all of the requirements of Ex-Im Bank* and, in addition, all of the following criteria as of the date of any determination of Eligible Accounts Receivable:

                  (a) the account debtor is not, in the opinion of the Bank, unsatisfactory as to creditworthiness;

                  (b) the account debtor's obligation to pay the account receivable is not conditional upon such account debtor's approval or the account receivable is not subject to any repurchase obligation or return right other than warranty obligations in the ordinary course of business;

                  (c) the account receivable shall arise from the performance by one or more of the Borrowers of services which have been fully and satisfactorily performed, or from the absolute sale by one or more of the Borrowers of goods (i) in which one or more of the Borrowers or any of its Subsidiaries had sole and complete ownership and (ii) which have been shipped and delivered to the account debtor, which shall evidence which such obligee has possession of shipping and delivery receipts;

                  (d) the account receivable shall arise in the ordinary course of business of one or more of the Borrowers thereon, and no notice of bankruptcy or insolvency of the account debtor (unless such account debtor's obligations are secured by a letter of credit or bond), nor any notice of such account debtor's inability to pay its debts as they become due, has been received by one or more of the Borrowers of such account receivable; and

                  (e) for which the account debtor is contractually obligated to pay.

         In addition, pursuant to the requirements of Ex-Im Bank, in no event shall Eligible Accounts Receivable include any Accounts Receivable:

                           (i) that does not arise from the sale of Items in the
                  ordinary course of the Borrowers' business;

                           (ii) that is not subject to a valid, perfected first
                  priority Lien in favor of the Bank;

                           (iii) as to which any covenant, representation or
                  warranty contained in the International Loan Documents with respect to such Account Receivable has been breached;

                           (iv) that is not owned by the Borrowers or is subject
                  to any right, claim or interest of another Person other than the Lien in favor of the Bank and the junior Lien in favor of the Domestic Lenders;

                           (v) with respect to which an invoice has not been
                  sent;

                           (vi) that arises from the sale of defense articles or
                  defense services;

                           (vii) that is due and payable from an account debtor
                  located in a Prohibited Country;

                           (viii) that does not comply with the requirements of
                  the Country Limitation Schedule;

                           (ix) that is due and payable more than 90 days from
                  the earlier of the shipment date or the date of the invoice;

                           (x) that is not paid within 60 calendar days from its
                  original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within 90 calendar days from its due date;

                           (xi) that arises from a sale of goods to or
                  performance of services for any employee of Borrowers, stockholders of Borrowers, Subsidiaries of Borrowers, a Person with a controlling interest in Borrowers or a Person which shares common controlling ownership with Borrowers;

                           (xii) that is backed by a letter of credit unless the
                  Items covered by the subject letter of credit have been shipped or the covered services provided;

                           (xiii) that Bank or Ex-Im Bank, in the exercise of
                  reasonable judgment, deems uncollectible for any reason;

                           (xiv) that is due and payable in a currency other
                  than U.S. dollars, except as may be approved in writing by Ex-Im Bank;

                           (xv) that is due and payable from a military account
                  debtor, except as may be approved in writing by Ex-Im Bank;

                           (xvi) that does not comply with the terms of sale set
                  forth in Section 7 of the Loan Authorization Notice;

                           (xvii) that is due and payable from an account debtor
                  who (a) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (b) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (c) makes a general assignment for the benefit of creditors, (d) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) is adjudicated as bankrupt or insolvent, (f) files a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (h) takes any action for the purpose of effecting any of the foregoing;

                           (xviii) that arises from a bill-and-hold, guaranteed
                  sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                           (xix) for which the Items giving rise to such Account
                  Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account Receivable have not been performed by the Borrowers and accepted by the account debtor or the Account Receivable otherwise does not represent a final sale;

                           (xx) that is subject to any offset, deduction,
                  defense, dispute, or counterclaim or the account debtor is also a creditor or supplier of the Borrowers or the Account Receivable is contingent in any respect or for any reason;

                           (xxi) for which the Borrowers have made any agreement
                  with the account debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                           (xxii) for which any of the Items giving rise to such
                  Account Receivable have been returned, rejected or repossessed;

                           (xxiii) that arise from the sale of Items that did
                  not contain at least fifty percent (50%) U.S. Content;

                           (xxiv) that arise from the sale of any Items to be
                  used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities; or

                           (xxv) that, acting reasonably and in good faith and
                  after consultation with the applicable Borrower, the Bank has deemed such Accounts Receivable ineligible because of uncertainty about the creditworthiness of the account debtor or because the Bank otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure. Amounts payable to any account debtor shall be netted out of Eligible Accounts Receivable owing by such account debtor. In the event of any dispute under the foregoing criteria, about whether an Account Receivable is or has ceased to be an Eligible Account Receivable, the reasonable decision of the Bank, made in good faith, shall be conclusive and binding, absent manifest error.

         In addition, "Eligible Accounts Receivable" shall also mean any account receivable of the Borrower that is approved in writing by the Bank and Ex-Im Bank. As used in this definition, "Letter of Credit" shall mean an irrevocable letter of credit subject to the UCP 500, payable in the United States or at the issuing bank and issued for the benefit of one or more of the Borrowers on behalf of a Buyer in connection with the purchase of Items. The value of each Eligible Accounts Receivable shall be, at the date of determination thereof, the aggregate face amount of such Eligible Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by the Bank in writing.

         Notwithstanding the foregoing which might otherwise limit Milestone Billings, Eligible Accounts Receivable shall include Milestone Billings that (except for the nature thereof) otherwise meet the criteria for Eligible Accounts Receivable.

         "Eligible Inventory" shall mean Inventory of the Borrowers meeting all of the requirements of Ex-Im Bank. In addition, all of the following criteria as of the date of determination of Eligible Inventory:

                  (a) the Inventory has not been returned, repossessed or damaged;

                  (b) the Inventory is not the subject of a canceled purchase order or otherwise not used for the purpose for which it was originally manufactured or purchased;

                  (c) the Inventory is not, in the opinion of the Bank exercising reasonable discretion, unacceptable due to age, type, category, and/or quantity; and

                  (d) the Inventory is not produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C. Section 215 or any successor statute or section.

         In addition, pursuant to the requirements of Ex-Im Bank, in no event shall Eligible Inventory include Inventory that:

                  (i) that is not subject to a valid, perfected first priority Lien in favor of Bank and subject to no other Liens except those Liens in favor of the Domestic Lenders;

                  (ii) that is located at an address that has not been disclosed to the Bank in writing;

                  (iii) that is placed by Borrowers on consignment or held by Borrowers on consignment from another Person;

                  (iv) that is in-transit; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; that is in the possession of a processor or bailee, or located on premises leased or subleased to the Borrowers, or on premises subject to a mortgage in favor of a Person other than the Bank , unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which the Bank shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Bank's right to gain access thereto;

                  (v) that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C.
         Section 215 or any successor statute or section;

                  (vi) as to which any covenant, representation or warranty with respect to such Inventory contained in the International Loan Documents has been breached;

                  (vii) that is not located in the United States;

                  (viii) that is sample or demonstration Inventory;

                  (ix) that consists of proprietary software (i.e. software designed solely for the Borrowers' internal use and not intended for resale);

                  (x) that is damaged, slow moving, obsolete, returned, defective, recalled or unfit for further processing or not currently saleable in the normal course of the Borrowers' operations;

                  (xi) that has been previously exported from the United States;

                  (xii) that constitutes defense articles or defense services;

                  (xiii) that is to be incorporated into Items destined for shipment to a Prohibited Country, unless and only to the extent that such Items are to be sold to such Prohibited Country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank;

                  (xiv) that is to be incorporated into Items whose sale would result in an Account Receivable which would not be an Eligible Account; or

                  (xv) does not have U.S. Content of at least fifty percent
         (50%);

For purposes of determining the value of Eligible Inventory to be included in the International Borrowing Base, the value thereof shall be the lower of actual cost or market value as determined in accordance with GAAP. As used in this definition, "Letter of Credit" shall mean an irrevocable letter of credit subject to the UCP 500, payable in the United States or at the issuing bank and issued for the benefit of one or more of the Borrowers on behalf of a Buyer in connection with the purchase of Items.

         "Environmental Laws" shall mean any Governmental Requirement pertaining to health or the environment, including, but not limited to, CERCLA, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act or the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Texas Water Code, the Texas Solid Waste Disposal Act and the Texas Clean Air Act, each as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

         "Event of Default" shall mean any of the events specified in Section 10.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

         "Exceptions Approval Letter" means a letter from Ex-Im Bank approving any and all applicable exceptions from the rules and regulations of Ex-Im Bank governing its Working Capital Guaranty Program.

         "Excluded Real Property" shall mean real Property on which the Domestic Lenders do not have a Lien.

         "Ex-Im Bank" shall mean the Export-Import Bank of the United States.

         "Ex-Im Bank Guaranty" shall mean that certain Master Guaranty Agreement No. [MN-MGA-99-001] dated as of July 20, 1999 between Ex-Im Bank and the Bank, as the same may be amended, modified or supplemented from time to time.

         "Existing International Revolving Loan Agreement" shall mean that certain International Revolving Loan Agreement dated June 30, 1997 among NATCO, TEST and JPMorgan Chase Bank, as amended or modified to the date of this Agreement.

         "Expiration Date" shall mean the last day of an Interest Period.

         "Exit Anniversary Date" shall mean the first anniversary of the Exit Date.

         "Exit Date" shall mean the date that none of Wells Fargo nor HSBC Bank Canada nor an Affiliate thereof are participants in the Domestic Credit Facility (i.e., no longer Domestic Lenders).

         "Export Order" shall have the meaning set forth in the Borrower Agreement.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

         "GAAP" shall mean Generally Accepted Accounting Principles as defined in the Borrower Agreement.

         "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

         "Governmental Authority" shall mean any foreign governmental authority, the United States of America, any State of the United States of America and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Bank, any Guarantor or the Borrowers, or any of their respective assets or Property.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, franchise, permit, certificate, license, award, authorization or other direction, guideline, or requirement of any Governmental Authority, including, without limitation, any requirement under common law.

         "Guarantors" shall mean any Person who shall execute and deliver a guaranty required under this Agreement.

         "Highest Lawful Rate" shall mean, with respect to the Bank, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts due to the Bank pursuant to this Agreement or any other International Loan Document, under laws applicable to the Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others; and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed.

         "Indemnified Parties" shall have the meaning set forth in Section
11.12.

         "Indirect Export Order" shall have the meaning set forth in the Borrower Agreement for the term "Export Order," shall relate to purchase orders and other contracts pursuant to which Items will be sold to a Buyer who will export the Items pursuant to a Direct Export Contract, and shall include the purchase order.

         "Initial Date" shall have the meaning set forth in Section 7.6.

         "Interest Period" shall mean the period of time for which LIBOR shall be in effect as to any LIBOR Loan which shall be a 1, 2, 3 or 6 month period of time, commencing with the Borrowing Date or the Expiration Date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 2.9 as the Borrowers may specify in the Request for Borrowing or the Notice of Rate Change/Continuation; provided, however, that:
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) the duration of any Interest Period which commences before any principal repayment installment date and otherwise ends after such date shall end on such date, (iii) Interest Periods commencing for Loans comprising part of the same borrowing shall be of the same duration and (iv) no Interest Period shall extend beyond the Maturity Date.

         "International Borrowing Base" shall mean an amount equal to the sum of:

         (i) 90% of the Eligible Accounts Receivable of the Borrowers which is supported by a firm Export Order or Indirect Export Order to which no party is in breach of any material provision thereof, and

         (ii) 75% of the Eligible Inventory of the Borrowers supported by firm Export Orders or firm Indirect Export Orders; provided that, such amount shall not exceed an amount equal to 60% of the sum of (x) the outstanding Loans and (y) Letter of Credit Outstandings.

Notwithstanding anything herein to the contrary, the International Borrowing Base shall not include the amount of any receivable supported by a letter of credit prior to the date of shipment of the Items covered by the subject letter of credit. That is, an account receivable shall not be included in the International Borrowing Base until shipment of the Items, regardless of when the letter of credit is in effect.

         "International Borrowing Base Certificate" shall have the meaning set forth in Section 2.2(b).

         "International Collateral" shall have the meaning set forth in the International Security Agreements.

         "International Loan Documents" shall mean this Agreement, the Note, all International Security Documents, and all instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing; provided that "International Loan Documents" shall not include the Domestic Credit Agreement, the Domestic Notes, the Domestic Security Documents, the Ex-Im Bank Guaranty and the Borrower Agreement.

         "International Security Agreements" shall mean the International Security Agreements at any time executed and delivered by the Borrowers, their Subsidiaries and any Guarantor for the benefit of the Bank, and any and all amendments, modifications, renewals and extensions thereof.

         "International Security Documents" shall mean this Agreement, the International Security Agreements and any guaranties, as each may be amended or modified from time to time.

         "Inventory" shall have the meaning set forth in the Borrower Agreement.

         "Items" shall have the meaning set forth in the Borrower Agreement.

         "Letter of Credit" and "Letters of Credit" shall have the meanings provided in Section 2.3(a).

         "Letter of Credit Fee" shall have the meaning specified in Section 4.2.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

         "Letter of Credit Request" shall have the meaning specified in Section 2.4(a).

         "LIBOR" shall mean, for any Interest Period or portion thereof, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to LIBOR (Unadjusted) divided by the difference between 1 and the LIBOR Reserve Percentage on the first day of such Interest Period.

         "LIBOR Loan" shall mean any Loan which bears interest at based on LIBOR.

         "LIBOR (Unadjusted)" shall mean, for each Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the Bank at or before 10:00 a.m., (Houston, Texas time) (or as soon thereafter as practicable), on the date two (2) Business Days prior to the first day of such Interest Period, for the offering to the Bank by prime banks in the London LIBOR interbank market, at the time of determination and in accordance with the then usual practice in such market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as possible) to the LIBOR Loan to which such Interest Period relates. Each determination by the Bank of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "LIBOR Reserve Percentage" shall mean, with respect to any Interest Period or portion thereof, a percentage (expressed as a decimal) equal to the percentage in effect on the first day of such Interest Period as prescribed by the Board for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

         "Lien" shall mean any claim, mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" or "Loans" shall mean a loan or loans, respectively, from the Bank to the Borrowers made under Article II.

         "Loan Authorization Notice" means that certain Loan Authorization Notice submitted to Ex-Im Bank by the Bank in connection with this Agreement.

         "Loan Facility Anniversary Date" shall mean each one (1) year anniversary of July 23, 2004.

         "Loan Facility Term" shall mean the number of months from July 23, 2004 to the Final Disbursement Date as originally set forth in the Loan Authorization Notice.

         "Material Adverse Effect" shall mean any material adverse effect on (a) the consolidated financial condition, business, properties, assets, prospects or operations of any, some or all of the Borrowers or any Guarantor, (b) the ability of any, some or all of the Borrowers or any Guarantor to perform its obligations under this Agreement or any other International Loan Document to which it is a party on a timely basis, or (c) the Collateral (including the priority of the Bank's Lien thereon).

         "Maturity Date" shall mean the earlier to occur of (i) March 31, 2007, or (ii) the Exit Anniversary Date.

         "Milestone Billings" shall mean accounts for progress payments that are under contracts entered in the ordinary course of business and that (except for their nature) otherwise satisfy the criteria of Eligible Accounts Receivable. Such Milestone Billings shall be supported by written contracts (including purchase orders) that fully describe that such billings are authorized.

         "Mortgage" shall mean a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any real Property to secure all of any part of the Obligations. Each Mortgage shall be satisfactory in form and substance to the Bank.

         "Note" shall mean the International Revolving Note executed by the Borrowers, joint and severally, as of July 23, 2004, and payable to the Bank, in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00) and each renewal, extension, amendment, replacement, modification or other re-arrangement thereof.

         "Notice of Rate Change/Continuation shall have the meaning provided in
Section 2.9(a).

         "Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any, some or all of the Borrowers, their Subsidiaries and any Guarantor arising under this Agreement, the Note and the other International Loan Documents whether now or hereafter arising, of any nature or amount whatsoever, and including any and all interest and fees that accrue after the commencement of proceedings under Debtor Laws, regardless of whether the same are allowed claims in such proceeding.

         "Officer's Certificate" shall mean a certificate signed in the name of the Borrowers by either its President, its Chief Financial Officer, any Vice President or its Secretary.

         "Permitted Liens" shall mean each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;
(b) Liens in effect on the date of this Agreement and disclosed to the Bank in Annual Audited Financial Statements delivered on or prior to the date of this Agreement or in a schedule hereto; (c) normal reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and encumbrances which do not secure Indebtedness and which do not materially impair the value or utility of the applicable Property; (d) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or
(2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause
(2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (e) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (f) Liens imposed by law, such as landlords', carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (g) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present value or utility of the applicable Property; (h) Liens securing purchase money Indebtedness permitted under Section 9.6 hereof and covering the Property so purchased; (i) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement, (j) mortgages securing Indebtedness on the real property at (1) Magnolia, Texas, (2) Farmington, New Mexico, and (3) Grand Junction, Colorado, and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         "Plan" shall mean any plan subject to Title IV of ERISA or Section 412 of the Code and maintained at any time since January 1, 1986 for employees of any Borrower or any Subsidiary of such Borrower thereof or of any member of a "controlled group of corporations" or "trade or business," as such terms are defined in Section 414(b) or (c) of the Code, of which any Borrower or any Subsidiary of such Borrower thereof is a member, or any plan subject to Title IV of ERISA or Section 412 of the Code to which any Borrower or any Subsidiary of such Borrower thereof is required to contribute, or has been required to contribute at any time since January 1, 1986, on behalf of its employees.

         "Prime Rate" means the rate of interest from time to time announced publicly by Wells Fargo, in San Francisco, California, as its prime rate. Such rate is set by Wells Fargo as a general reference rate of interest, taking into account such factors as Wells Fargo may deem appropriate, it being understood that many of Wells Fargo's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo may make various commercial or other loans at rates of interest having no relationship to such rate. In addition, such rate is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate, and each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo; provided however, such rate shall be a rate of interest generally applied by Wells Fargo to other loan transactions to the extent such transactions include rates based in whole or in part on the Prime Rate.

         "Prohibited Country" shall mean any country in which Ex-Im Bank coverage is not available for commercial reasons or in which Ex-Im Bank is legally prohibited from doing business, as designated in the Country Limitation Schedule.

         "Property" or "Properties" means any interest in any kind of property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Quarterly Unaudited Financial Statements" shall mean the quarterly financial statements of a Person, which statements shall include a consolidated and consolidating balance sheet as of the end of such fiscal quarter and a consolidated and consolidating statements of income and cash flows for such fiscal quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding fiscal quarter and year to date of the preceding year, prepared in accordance with GAAP and certified as true and correct by the president or chief financial officer of such Person.

         "Request for Borrowing" shall have the meaning set forth in Section 2.1(c).

         "Stated Amount" shall mean, as to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

         "Subordinated Debt" shall mean any Indebtedness subordinated to Indebtedness due the Bank on terms reasonably satisfactory to the Bank.

         "Subsidiary" means any corporation, joint venture or limited liability company of which any Borrower or any Subsidiary of such Borrower of the Borrowers, either directly or indirectly, owns at the time more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) of such Person, and shall include any such Person which shall become a Subsidiary of the Borrowers after the date hereof, and shall further include any partnership of which any Borrower or any Subsidiary of such Borrowers are a general partner thereof and any other entity of which any Borrower or any Subsidiary of such Borrower shall by virtue of its investment therein incur liability for the liabilities and obligations thereof.

         "Tax Dividends" shall mean, for each Subchapter "S" corporation or other entity which is, without regard to its income, statutorily exempt from the payment of income tax, dividends with respect to its estimated taxable income.

         "Type" shall mean, with respect to any Loan, any Libor Loan or any Base Rate Loan.

         "Unpaid Drawing" shall have the meaning specified in Section 2.5(a).

         "U.S. Content" shall have the meaning set forth in the Borrower Agreement. The parties hereto hereby agree that in the event any dispute arises as to the U.S. Content of any good or service, the decision of Ex-Im Bank shall be final and conclusive.

         "Warranty Letter of Credit" shall have the meaning set forth in the Borrower Agreement.

         "Wells Fargo" shall mean Wells Fargo Bank, N.A.

                                  EXHIBIT "B"

                          INTERNATIONAL REVOLVING NOTE

$10,000,000.00                                                     July 23, 2004

         FOR VALUE RECEIVED, the undersigned, NATCO GROUP INC., a corporation organized under the laws of the State of Delaware, NATIONAL TANK COMPANY, a corporation organized under the laws of the State of Delaware, and TOTAL ENGINEERING SERVICES TEAM, INC., a corporation organized under the laws of the State of Louisiana (collectively, the "Borrowers"), jointly and severally, HEREBY PROMISE TO PAY to the order of WELLS FARGO HSBC TRADE BANK, N.A. (the "Bank"), on or before July 23, 2007 (the "Maturity Date"), the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or, if less, the aggregate principal amount of Loans outstanding on the Maturity Date, in accordance with the terms and provisions of that certain International Revolving Credit Agreement dated as of July __, 2004 by and between the Borrowers and the Bank (as amended from time to time, the "International Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the International Credit Agreement).

         The outstanding principal balance of this Note shall be due and payable as provided in the International Credit Agreement. The Borrowers promise to pay interest on the unpaid principal balance of this Note from the date of any Loan evidenced by this Note until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Note from and including the date of any Loan evidenced by this Note to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates, set forth in the International Credit Agreement. Interest shall accrue and be payable at the Default Rate when provided for in the International Credit Agreement.

         Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Bank, or such other location as may be notified to the Borrowers by the Bank, not later than 12:00 noon (Central time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the International Credit Agreement.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

         All loans and advances and all payments and prepayments made hereon shall be recorded in the holder's records and such records shall be controlling, absent manifest error.

         In addition to all principal and accrued interest on this Note, the Borrowers agree to pay (a) all reasonable costs and expenses incurred by any owners and holders of this Note in collecting this Note through any probate, reorganization, bankruptcy or any other proceeding and

(b) reasonable attorneys' fees when and if this Note is placed in the hands of an attorney for collection after default.

         All agreements among the Borrowers and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under the International Credit Agreement and evidenced by this Note or otherwise or for the payment or performance of any covenant or obligation contained in the International Credit Agreement, this Note or in any other International Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note or the amounts owing on other obligations of the Borrowers to the Bank under any International Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and the amounts owing on other obligations of the Borrowers to the Bank under any International Loan Documents, as the case may be, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Bank for the use, forbearance, or detention of the indebtedness of the Borrowers to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in the International Credit Agreement or this Note, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of this Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of this Note shall not reduce the rate of interest which accrues on the outstanding principal balance of this Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of this Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Borrowers and the Bank.

         This Note is entitled to the benefits of the International Credit Agreement, which International Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the International Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. The obligations of the Borrowers hereunder are secured by the International Security Documents. It is contemplated that by reason of prepayments or repayments hereon prior to the Maturity Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Loans made pursuant to the International Credit Agreement subsequent to each such occurrence.

         Except as otherwise specifically provided for in the International Credit Agreement, the Borrowers and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

         THIS NOTE AND THE OTHER INTERNATIONAL LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; AND THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                                        NATCO GROUP INC.

                                        By:  /s/ Patrick M. McCarthy
                                             -----------------------------------
                                             Name: Patrick M. McCarthy
                                             Title: President

                                        NATIONAL TANK COMPANY

                                        By:  /s/ Patrick M. McCarthy
                                             -----------------------------------
                                             Name: Patrick M. McCarthy
                                             Title: President

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By:  /s/ Patrick M. McCarthy
                                             -----------------------------------
                                             Name: Patrick M. McCarthy
                                             Title: President

                                   EXHIBIT "C"

                              REQUEST FOR BORROWING

                                 (INTERNATIONAL)

         The undersigned hereby certifies that he is the __________________ of NATCO GROUP INC., a Delaware corporation, NATIONAL TANK COMPANY, a Delaware corporation, and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation (collectively, the "Borrowers"),and that as such he is authorized to execute this Request for Borrowing on behalf of the Borrowers. With reference to that certain International Revolving Credit Agreement dated as of July 23, 2004 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "International Credit Agreement") entered into by and between the Borrowers and WELLS FARGO HSBC TRADE BANK, N.A. (the "Bank"), the undersigned further certifies, represents and warrants on behalf of the Borrowers that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the International Credit Agreement unless otherwise specified):

                  (a) All of the statements and calculations set forth in the most recent International Borrowing Base Certificate provided to the Bank and dated as of ________, 20_, were true and correct as of the date thereof. In accordance with the terms of the International Credit Agreement as evidenced by the latest International Borrowing Base Certificate delivered to the Bank, the borrowing availability for which the Borrowers was eligible as of the date of such International Borrowing Base Certificate was $____________. The Borrowers represents and warrants that as of the date hereof and after the making of the requested Credit, the aggregate amount of Loans outstanding under the International Credit Agreement will not be in excess of that permitted by Section 2.1 of the International Credit Agreement.

                  (b) The Borrowers requests that the Bank advance to the Borrowers the aggregate sum of $___________ by no later than __________, 20__. Immediately following the making of such Loan, the aggregate outstanding balance of the Loans under the International Credit Agreement shall equal $________.

                  (c) As of the date hereof, and as a result of the making of the requested Loan, there does not and will not exist any Default or Event of Default.

                  (d) The representations and warranties contained in Article VI of the International Credit Agreement and in each other International Credit Document are true and correct in all respects as of the date hereof and shall be true and correct upon the making of the requested Loan, with the same force and effect as though made on and as of the date hereof and thereof.

                  (e) No change that would cause a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrowers have occurred since the date of the most recent financial statements provided to the Bank dated as of ________, 20_.

                  (f) The Items to be financed with the proceeds of the Loan requested hereby shall be sold solely pursuant to an export transaction eligible for financing pursuant to and in accordance with the International Credit Agreement.

                  (g) All conditions set forth in Article VII of the International Credit Agreement to the making of the Loans requested hereunder have been fully satisfied as of the date hereof.

         EXECUTED AND DELIVERED this ___ day of __________, 20__.

                                        NATCO GROUP INC.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        NATIONAL TANK COMPANY

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT "D"

                    INTERNATIONAL BORROWING BASE CERTIFICATE

Monthly accounting period ended _____________, 20__

         Reference is made to that certain International Revolving Credit Agreement dated as of July 23, 2004 (as amended, modified and supplemented and in effect from time to time, the "International Credit Agreement") by and between NATCO GROUP INC., a Delaware corporation, NATIONAL TANK COMPANY, a Delaware corporation, and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation (collectively, the "Borrowers") and WELLS FARGO HSBC TRADE BANK, N.A. (the "Bank"). Terms defined in the International Credit Agreement are used herein as defined therein.

         Pursuant to Sections 7.4 and 8.1(d) of the International Credit Agreement, the undersigned hereby certifies that, to the best of his or her knowledge and belief after reasonable and due investigation and review, (i) attached hereto as Annex 1 is a true and accurate calculation of the International Borrowing Base determined in accordance with the requirements set forth in the International Credit Agreement; (ii) attached hereto as Annex 2 is a true and accurate schedule which specifically identifies the Eligible Accounts Receivable and Eligible Inventory in accordance with the requirements of Ex-Im Bank; (iii) attached hereto is a list of all Export Orders for such month; and
(iv) all statements and calculations set forth in Annexes 1 and 2 hereof are current as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has caused this International Borrowing Base Certificate to be duly executed as of the ___ day of _______________, 20__.

                                        NATCO GROUP INC.,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        NATIONAL TANK COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                ANNEX 1: INTERNATIONAL BORROWING BASE CALCULATION
   BORROWERS: NATCO GROUP, INC. ("NGI"); NATIONAL TANK COMPANY ("NATCO"); AND
                 TOTAL ENGINEERING SERVICES TEAM, INC. ("TEST")

                                   As of Date:

A      Eligible Export-Related Accounts Receivable

B      NGI:  A/R and/or Milestone Billings                                                                       $
                                                                                                                  --------
C      NATCO: A/R and/or Milestone Billings                                                                      $
                                                                                                                  --------
D      TEST: A/R and/or Milestone Billings                                                                       $
                                                                                                                  --------
E      Other:                                                                                                    $
                                                                                                                  --------
F      Total  A/R                                                                                                $
                                                                                                                  --------
G      Total A/R times Advance Rate of 90%                                                                       $
                                                                                                                  --------

A      Eligible Export-Related Inventory

B      NGI:  Inventory and/or Costs in Excess of Billings less Billings in Excess of Costs (if positive)         $
                                                                                                                  --------
C      NATCO: Inventory and/or Cost in Excess of Billings less Billings in Excess of Costs (if positive)         $
                                                                                                                  --------
D      TEST:  Inventory and/or Cost in Excess of Billings less Billings in Excess of Costs (if positive)         $
                                                                                                                  --------
E      Other:                                                                                                    $
                                                                                                                  --------
F      Total Inventory                                                                                           $
                                                                                                                  --------
G      Total Inventory times Advance Rate of 75%                                                                 $
                                                                                                                  --------

A      International Borrowing Base (1G + 2G)                                                                    $
                                                                                                                  --------

A      Loans Outstanding                                                                                         $
                                                                                                                  --------
B      Standby Letters of Credit Issued ("Standbys")                                                             $
                                                                                                                  --------
C      Total Outstanding Under $10 million Line                                                                  $
                                                                                                                  --------
D      Subject to Borrowing Base restriction, amount available to borrow in loans or standby letters of
       credit.  $10MM less 4C.                                                                                   $10,000,000
E      Collateral Required on Standby Letters of Credit issued for down payment, bid and performance
       purposes.  25% times 4B.                                                                                  $
                                                                                                                  --------
F      Total Collateral Required against Borrowing Base.  4A + 4E.                                               $
                                                                                                                  --------

A      Available to borrow under Borrowing Base. 3A - 4F                                                         $
                                                                                                                  --------

A      Borrowing Availability: Minimum of line 5A or 4D.                                                         $
                                                                                                                  --------

A      Inventory Reliance Test of 60% without Standbys

B      Total Loan Outstandings less A/R Collateral is Exposure to Inventory.  If figure is negative, there is
       no exposure to inventory. 4A less 1G.                                                                     $
                                                                                                                  --------
C      Exposure to Inventory divided by Total Loan Outstandings is the percentage reliance on inventory which
       cannot exceed 60%. 7B/4A.                                                                                 $
                                                                                                                  --------
D      If line 7C is in excess of 60%, then outstanding loans must be paid down or additional collateral must be supplied.

                                   EXHIBIT "E"

                             COMPLIANCE CERTIFICATE

                                 (INTERNATIONAL)

         I, ___________________, do hereby certify to WELLS FARGO HSBC TRADE BANK, N.A. (the "Bank") that I am the duly elected, qualified and acting _______________ of NATCO GROUP INC., a Delaware corporation, NATIONAL TANK COMPANY, a Delaware corporation, and TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation (collectively, the "Borrowers"), and do hereby further certify to the Bank as follows:

         1.       Each of the representations and warranties contained in
Article VI of the International Revolving Credit Agreement dated as of July 23, 2004 (as amended or otherwise modified from time to time, the "International Credit Agreement"), by and between the Borrowers and the Bank and in each other International Loan Document is true and correct in all respects on and as of the date hereof as though made on and as of the date hereof;

         2. No Default or Event of Default has occurred as of the date hereof or would result from the making of any Loans on the date hereof; and

         3. No change that would cause a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrowers have occurred since the date of the most recent financial statements provided to the Bank dated as of ________, 20__.

         4. The Borrowers are in compliance with the requirements of the Domestic Loan Documents.

         All terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the International Credit Agreement.

         IN WITNESS WHEREOF, I have signed by name this ____ day of ________, 20__.

                                        (Signature)

                                        Name:
                                              ----------------------------------
                                        Title:

                                   EXHIBIT "F"

                            LETTER OF CREDIT REQUEST

                                 (INTERNATIONAL)

                                                           _______________, 20__

Wells Fargo HSBC Trade Bank, N.A.

---------
---------
Attention:

Gentlemen:

         Reference is made to that certain International Revolving Credit Agreement dated as of July 23, 2004 (the "International Credit Agreement") executed by and between Wells Fargo HSBC Trade Bank, N.A. (the "Bank"), and NATCO Group Inc., a Delaware corporation, National Tank Company, a Delaware corporation, and Total Engineering Services Team, Inc., a Louisiana corporation (collectively, the "Borrowers"). Capitalized terms which are used but not defined herein shall have the respective meanings assigned to such terms in the International Credit Agreement.

         The Borrowers hereby request the issuance of a Letter of Credit under the International Credit Agreement, and in that connection sets forth on the Application all necessary information relating to such Letter of Credit ("Proposed Letter of Credit") as required by Section 2.3 of the International Credit Agreement.

         The Borrowers hereby certify that after giving effect to the [issuance of the Proposed Letter of Credit] or [the extension of the Expiring Letter of Credit] (a) the aggregate Letter of Credit Outstandings will not exceed the Letter of Credit Limit and (b) the sum of the aggregate outstanding Loans plus the aggregate Letter of Credit Outstandings will not exceed the Commitment.

         The Borrowers hereby further certify that:

         (a) on the date hereof all applicable conditions to the [issuance of the Proposed Letter of Credit] [extension of the Expiring Letter of Credit] set forth in Section 2.3 and Article VII of the International Credit Agreement have been satisfied and that the [Proposed Letter of Credit] [the Expiring Letter of Credit as extended] complies with the terms of the International Credit Agreement;

         (b) as of the date hereof and as a result of the [issuance of the Proposed Letter of Credit] [the extension of the Expiring Letter of Credit], there does not and will not exist any Default or Event of Default;

         (c) the representations and warranties contained in Article VI of the International Credit Agreement and in each other International Loan Document are true and correct as of the date hereof and shall be true and correct upon the [issuance of the Proposed Letter of Credit] [the extension of the Expiring Letter of Credit], with the same force and effect as though made on and as of the date hereof and thereof; and

         (d) no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrowers have occurred since the date of the most recent financial statements provided to the Bank dated as of __________, 20_.

         Upon the [issuance of the Proposed Letter of Credit] [extension of the Expiring Letter of Credit], the Borrowers will be deemed to have recertified the foregoing on such issuance date or extension date, as the case may be.

         EXECUTED AND DELIVERED this _____ day of __________, 20__.

                                        NATCO GROUP INC.,

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        NATIONAL TANK COMPANY

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT "G"

                       NOTICE OF RATE CHANGE/CONTINUATION

TO: WELLS FARGO HSBC TRADE BANK, N.A. (the "Bank") pursuant to that certain International Revolving Credit Agreement dated as of July 23, 2004 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "International Credit Agreement"), entered into by and between NATCO Group Inc., a Delaware corporation, National Tank Company, a Delaware corporation, and Total Engineering Services Team, Inc., a Louisiana corporation (collectively, the "Borrowers") and the Bank. Unless otherwise defined herein, terms defined in the International Credit Agreement shall have the same meanings in this Notice.

         Pursuant to Section 2.9 of the International Credit Agreement, this Notice of Rate Change/Continuation (the "Notice") represents the Borrowers' election to [insert one or more of the following]:

         [1.      Use if converting LIBOR Loans to Base Rate Loans.]

         Convert $_____________ in aggregate principal amount of LIBOR Loans with a current Interest Period ending on ________, 20___, to Base Rate Loans on ____________, 20__. [and]

         [1.      Use if converting Base Rate Loans to LIBOR Loans.]

         Convert $_____________ in aggregate principal amount of Base Rate Loans to LIBOR Loans on _________________, 20__. The initial Interest Period for such LIBOR Loans is requested to be a [one] [two] [three] [six] (_____) month period.

         [1.      Use if continuing LIBOR Loans.]

         Continue $__________ in aggregate principal amount of LIBOR Loans with a current Interest Period ending on _____________, 20___. The initial Interest Period for such Libor Loans is requested to be a [one] [two] [three] [six] (__) month period.

         2. The Borrowers hereby certify that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

         3. As of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default.

         4. The representations and warranties contained in the International Loan Documents (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the requested Loans, with the same force and effect as though made on and as of the date hereof and thereof.

         5. No event has occurred since the date of the most recent financial statements provided to the Bank dated as of ________, 20__ that has caused a Material Adverse Effect.

         Dated:  __________, 20___.

                                        NATCO GROUP INC.,

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        NATIONAL TANK COMPANY

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        TOTAL ENGINEERING SERVICES TEAM, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       2